UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Ethan Allen Interiors Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the Appropriate Box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ETHAN ALLEN®
2023
PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING

THURSDAY, NOVEMBER 9, 2023
11:00 A.M. EST

VIRTUALSHAREHOLDERMEETING.COM/ETH2023

©2023 Ethan Allen Global, Inc.

25 Lake Avenue Ext.
Danbury, CT 06811-5286
NOTICE OF 2023 ANNUAL MEETING OF
STOCKHOLDERS
Thursday, November 9, 2023
11:00 A.M. Eastern Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/ETH2023
To our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc. (the “Company”) at 11:00 A.M. Eastern Time on Thursday, November 9, 2023. The Annual Meeting will be conducted as a virtual meeting via live webcast at www.virtualshareholdermeeting.com/ETH2023. Questions may be submitted electronically during the meeting through the virtual meeting platform. You will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. If you encounter any difficulties accessing the virtual meeting at check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. You may log into the virtual meeting platform beginning at 10:45 A.M. Eastern Time on November 9, 2023.
Items of Business:
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to elect six directors to serve until the 2024 Annual Meeting of Stockholders;

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to approve, by a non-binding advisory vote, the compensation of our named executive officers;

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to approve, by a non-binding advisory vote, the frequency of future advisory votes to approve the compensation of our named executive officers;

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to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the 2024 fiscal year; and

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to act upon such other business as may properly come before the meeting or any adjournment thereof.

Your Vote Is Important
Stockholders of record at the close of business on September 14, 2023 will be entitled to notice of and vote at the Annual Meeting. We urge you to read the proxy statement carefully and to vote as promptly as possible in accordance with the Board of Directors’ recommendations. If you vote in advance, you may still decide to attend the virtual annual meeting of stockholders and vote your shares during the meeting. To make sure your shares are represented, please cast your vote as soon as possible using one of the following methods:
Internet www.proxyvote.com	By Phone 1-800-690-6903	By Mail Completing, dating, signing, and returning your proxy card
On behalf of the Board of Directors, the officers, and employees of the Company, I would like to take this opportunity to thank our stockholders for their continued support of Ethan Allen. We hope you can attend the virtual Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Ginger Triscele
Corporate Secretary
September 29, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 9, 2023:
The 2023 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

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25 Lake Avenue Ext.
Danbury, CT 06811-5286
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
Thursday, November 9, 2023
11:00 A.M. Eastern Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/ETH2023
September 29, 2023
PROXY STATEMENT
This proxy statement (the “Proxy Statement”) and the accompanying proxy or voting instruction card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Ethan Allen Interiors Inc., a Delaware corporation, for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). When used in this Proxy Statement, “we,” “us,” “our,” “Ethan Allen” or the “Company” refers to Ethan Allen Interiors Inc. and its subsidiaries collectively or, if the context so requires, Ethan Allen Interiors Inc. individually.
The Annual Meeting will be held at 11:00 A.M. Eastern Time on Thursday, November 9, 2023. The meeting will be conducted as a virtual meeting over the Internet. Stockholders may attend the meeting virtually and submit questions electronically during the meeting via live webcast by visiting the virtual meeting platform at www.virtualshareholdermeeting.com/ETH2023. Stockholders will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”), on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting at check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Stockholders may log into the virtual meeting platform beginning at 10:45 A.M. Eastern Time on November 9, 2023. The meeting will begin promptly at 11:00 A.M. Eastern Time on November 9, 2023. If we determine to make any change to the date, time, or procedures of our Annual Meeting, we will announce such changes in advance on our website at https://ir.ethanallen.com.
The Board is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Annual Meeting. A proxy authorizes a person other than a stockholder, called the “proxyholder,” to cast the votes that the stockholder would be entitled to cast at the Annual Meeting. Stockholders of record at the close of business on September 14, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof. This Proxy Statement, Notice of 2023 Annual Meeting of Stockholders, accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2023 (the “2023 Annual Report”) are available at www.proxyvote.com. This Proxy Statement has been prepared by our management and approved by the Board, and will be first mailed, delivered, or made available to our stockholders on September 29, 2023.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 9, 2023:
The 2023 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

PROXY SUMMARY
Proposals and Voting Recommendations
Stockholders are being asked to vote on the following matters at the Annual Meeting:
ITEM 1. Election of Directors

The Board and the Corporate Governance, Nominations and Sustainability Committee believe that the director nominees possess the necessary qualifications and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of stockholders.
FOR each Director Nominee
ITEM 2. Advisory Vote to Approve Compensation of our Named Executive Officers

The Company seeks a non-binding advisory vote to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis and the Compensation Tables in this Proxy Statement. Although the vote is non-binding, the Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when making future executive compensation decisions. This advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation program with the interests of Ethan Allen and its stockholders and is consistent with our commitment to high standards of corporate governance and stockholder engagement.
FOR
ITEM 3. Advisory Vote on Frequency of Holding the Advisory Vote to Approve Named Executive Officer Compensation

The Company seeks a non-binding advisory vote to approve the frequency of holding the advisory vote to approve Named Executive Officer compensation as described in the Compensation Discussion and Analysis and the Compensation Tables in this Proxy Statement. The Board and the Compensation Committee collectively agree that an annual advisory say-on-pay vote would provide the highest level of accountability and promote direct and immediate feedback by enabling the non-binding say-on-pay vote to correspond with the most recent Named Executive Officer compensation information presented in this Proxy Statement.
1 Year
ITEM 4. Ratify the Appointment of CohnReznick LLP as our Independent Registered Public Accounting Firm

The Audit Committee and the Board believe that the retention of CohnReznick LLP to serve as the independent registered public accounting firm for the 2024 fiscal year is in the best interests of the Company and its stockholders. Stockholders are being asked to ratify the Audit Committee’s appointment of CohnReznick LLP as its independent registered public accounting firm.
FOR
BOARD OF DIRECTORS
Ethan Allen Interiors Inc. is a global luxury home fashion brand that is vertically integrated from product design through home delivery, which offers its customers stylish product offerings, artisanal quality and personalized service. The effective management of our enterprise requires a strong governance foundation. We believe the composition of the Board reflects an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company. Our directors possess individual experiences that provide practical wisdom and foster mature judgment in the boardroom. Collectively, the directors bring international, retail, digital, real estate, technology, cybersecurity, ESG and marketing experiences that are relevant to the Company’s vertically integrated enterprise. The Board has general oversight responsibility for the Company’s affairs and is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management.
The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. The Board is committed to strong corporate governance and has adopted Corporate Governance Guidelines that support and reflect this belief, strengthen Board and management accountability, and comply with the requirements of the New York Stock Exchange (the “NYSE”).

GOVERNANCE HIGHLIGHTS

Board Practices

- ✓ Lead Independent Director, elected by independent directors
- ✓ Annual election of all directors with majority voting standard
- ✓ Director term and tenure limits
- ✓ Strategy and risk oversight by full Board and committees
- ✓ Independent executive sessions at every Board meeting
- ✓ Regular Board, committee and director evaluations
- ✓ Independent Audit, Compensation and Governance, Nominations and Sustainability Committees

Stockholder Matters

- ✓ Annual advisory vote on executive compensation
- ✓ Stockholder proxy access
- ✓ Stockholder right to call special meetings
- ✓ No poison pill in place
- ✓ Robust stockholder outreach

Other Best Practices

- ✓ Long-standing commitment to environmental stewardship
- ✓ Long-standing commitment to social responsibility
- ✓ Published Corporate Governance, Insider Trading and Clawback Policies
- ✓ Stock Ownership Guidelines for directors and executives
- ✓ Prohibit our directors and executive officers from hedging or pledging the Company's stock

BOARD INDEPENDENCE
The Board determined that Gina Casar, John J. Dooner, Jr., David M. Sable, Tara I. Stacom and Cynthia Ekberg Tsai (our five independent nominees for the Board) are independent directors within the meaning of the listing standards of the NYSE (the “NYSE rules”). Additionally, during the time that he served in fiscal 2023, our former director Dr. John Clark*, was an independent director within the meaning of the NYSE rules. Under the NYSE rules, in order to qualify as “independent” for general service on the Board, a director must not be disqualified under any of the per se disqualifiers in the NYSE rules, and the Board must have otherwise affirmatively determined that the director does not have any material relationship, either directly or indirectly (e.g., as a partner, stockholder or officer of an organization) with us.
Snapshot of the Independent Director Nominees for our Annual Meeting
* Effective June 30, 2023, Dr. John Clark resigned as a director of Ethan Allen Interiors Inc. Dr. Clark’s resignation from the Company’s Board, including as Chair of the Corporate Governance, Nominations and Sustainability Committee, and as a member of the Audit Committee, did not result from any dispute or disagreement with the Company.
BOARD LEADERSHIP STRUCTURE
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.
At present, the Board has chosen to continue combining the two roles of Chairman of the Board and Chief Executive Officer. The Board believes that the best interests of the Company are served by M. Farooq Kathwari serving in both roles taking into account his long-standing tenure with, and investment in, the Company and also the Board’s use of a strong Lead Independent Director. The Board believes that this governance structure provides the basis for clear, efficient executive authority in the Company, especially considering the Company’s management structure, while balancing appropriate oversight by the Board.
Lead Independent Director
Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the Board shall select a Lead Independent Director from among the members of the Board who are determined by the Board to be independent. The selection of the Lead Independent Director occurs at the annual planning meeting of the Board. Upon selection by the Board, the Director will serve as the Lead Independent Director for a period of three years. The Lead Independent Director has the clearly delineated duties and responsibilities that are set forth in our Corporate Governance Guidelines. In choosing to continue combining the two roles of Chairman and Chief Executive Officer, the Board believes that a suitably empowered Lead Independent Director further promotes the Board’s independence from management because they are expressly authorized to exert de facto control of the Company by asserting independent leadership of the Board. John J. Dooner, Jr., an independent director, has served as the Board’s Lead Independent Director since the 2021 Annual Meeting of Stockholders. The Lead Independent Director organizes and chairs meetings of the independent directors and organizes, facilitates, and communicates observations of the independent directors to the Chief Executive Officer, although each director is free to communicate directly with the Chief Executive Officer.
The duties and responsibilities of our Lead Independent Director are set forth in our Corporate Governance Guidelines and include, among others:
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presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

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serving as liaison between the Chairman and the independent directors, as needed;

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having the authority to call meetings of the independent directors;

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if requested by a major stockholder, ensuring that he or she is available for consultation and direct communication; and

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performing such other duties as the Board may from time-to-time delegate to assist the Board in the fulfillment of its duties.

STOCKHOLDER ENGAGEMENT & COMMUNICATION WITH DIRECTORS
The Company is committed to transparent and active engagement with its stockholders both to share its perspectives and obtain valuable insight and feedback from stockholders on matters of mutual interest. Our stockholder engagement is a year-round process that may involve our CEO and members of executive management. Throughout the year, we meet with institutional investors and analysts to inform and share our perspectives and to solicit their feedback on our performance. This includes participation in investor and industry conferences, fireside chats, and other group and one-on-one meetings throughout the United States as well as overseas. In addition, we have telephonic meetings with stockholders and analysts and review correspondence submitted by stockholders to management and/or the Board. During fiscal 2023, the Company engaged in investor relations outreach efforts and met with 45 investors and analysts, including fireside chats and one-on-one meetings both virtually and in-person to review Company strategies, financial and operating performance, capital allocation priorities, and near and long-term outlook. During these interactions, stockholders most frequently raised topics concerning industry perspective, growth initiatives, gross and operating margin expansion, product pricing actions, raw material availability, backlog, promotional and marketing activity, competition, new product introductions and design center openings, relocations and projections. Feedback the Company receives from stockholders is regularly reported to the Board and its committees, as appropriate. In addition, the Company hosted an external analyst event in May 2023 at its Corporate Headquarters located in Danbury, CT. The event covered key areas of focus including retail design center operations, manufacturing operations, a tour of the recently redesigned Danbury, CT design center, marketing and merchandising deep dives, and a financial overview.
Stockholders and interested parties may communicate with the Chairman, the Lead Independent Director, the full Board, any Board committee, individual committee members or individual directors by sending communications to the Office of the Corporate Secretary, Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286 for forwarding to the appropriate director(s). For additional information on the requirements for submission, please refer to the Company’s Corporate Governance Guidelines, which can be found at https://ir.ethanallen.com/corporate-governance/governance-documents. Please specify to whom your correspondence should be directed to and the nature of your interest in the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Additional investor information is available at https://ir.ethanallen.com. Stockholders may also electronically submit their communications to the following e-mail address: ETHBoard@ethanallen.com.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT
While risk management is primarily the responsibility of our management, the Board provides overall risk oversight by focusing on the most significant enterprise risks. The Board oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company’s risk management, to support the achievement of organizational objectives, including strategic objectives, and to improve long-term organizational performance and enhance stockholder value. A fundamental part of the Board’s risk management is to understand the risks the Company faces and what steps management is taking to mitigate those risks. The Board participates in discussions with management concerning the Company’s business strategies and organizational objectives, which are all integral components of its assessment of management’s tolerance for risk.
The Company has implemented a Company-wide enterprise risk management process to identify and assess the major risks and develop strategies for controlling, mitigating, and monitoring such risks. As part of this process, information is gathered throughout the Company to identify and prioritize major risks. While our Board is ultimately responsible for risk oversight, its committees assist the Board in fulfilling its monitoring responsibilities in certain areas of risk in the following ways:
Cybersecurity and Information Security
Cybersecurity and information security are critical components of risk management for the Company. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity and information security risks, the Board receives regular reports from senior management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments. In addition, at least annually, the Vice President of Information Technology attends a Board meeting to discuss cybersecurity and information security matters with the Board.
CORPORATE RESPONSIBILITY
Sustainability practices are a fundamental part of our Company’s operations. We define sustainability as being inclusive of both corporate social responsibility (“CSR”) and environmental, social and governance (“ESG”) practices, and believe that our sustainability, environmental and social values are intrinsic to our long-standing authentic American name and brand. Our Board, along with our clients, investors, employees, and other stakeholders, understands that a modern approach to running our Company must be aligned with a commitment to sustainability. We believe that integrating our social and environmental values into our business generates long-term value for our business, our stockholders, and the global community at large. In addition to our overall dedication to ethical and accountable business practices, our corporate social responsibility commitments include the areas of environmental sustainability and community connections. We believe that these commitments create value for our stockholders and help position us to continuously improve business performance. Our strategy focuses our efforts on those areas most significant to our business, including health and safety, environmental stewardship, community and stakeholder engagement, human rights, and transparency. As part of our commitment, the Board and its committees are actively engaged in overseeing our sustainability practices and to ensure focus on these topics starts from the top.
The Corporate Governance, Nominations and Sustainability Committee considers the Company’s business decisions in terms of sound ESG practices and their impacts to long-term stockholder returns. In particular, the committee evaluates the

Company’s business decisions based upon factors such as energy consumption; reduction of waste and emissions; effect of the Company’s operations on climate change; equality, equity and inclusion in the workforce; employee safety and security in the workplace; compliance with national and international legal standards for the conduct of business; and enforcing the most rigorous social standards in every jurisdiction in which business is conducted. The Company’s Corporate Responsibility Report, which outlines the story of corporate citizenship at Ethan Allen and how it shapes and informs the business, is made available online at https://ir.ethanallen.com/esg/esg-responsibility. The information provided on the Company’s website is referenced in this Proxy Statement for information purposes only. Neither the information on the Company’s website, nor the information in the Company’s Corporate Responsibility Report, shall be deemed to be a part of or incorporated by reference into this Proxy Statement or any other filings we make with the Securities and Exchange Commission (“SEC”).
Environmental Impact and Community
We remain focused on our sustainability initiatives, including to further decrease our carbon footprint, electrical usage, water usage, and landfill waste. We are working towards achieving net zero emissions and are developing methods, plans, and resources to meet this goal. The Company has taken several environmental measures, including the expanded use of responsibly harvested Appalachian hardwoods, water-based finishes, organic cotton textiles, and recycled materials as well as using CertiPUR-US® certified foams in our mattresses and custom upholstery. Most recently, during fiscal 2023, we undertook initiatives designed to convert, where and when reasonably feasible, to becoming PFAS-free throughout all business categories including area rugs, broadloom, draperies and fabrics.
The Carbon Footprint Calculator is the core tool that Ethan Allen uses across every location, from Design Centers to manufacturing plants to our corporate headquarters, to record and analyze environmental data. It is based on the United States Environmental Protection Agency’s Waste Reduction Model (WARM), which was designed to help businesses quantify how smarter materials use, recycling, and other activities affect greenhouse gas emissions, create energy savings, and impact economic activities. We have updated the calculator several times over the past decade to reflect a better understanding of our environmental profile: how the Company’s unique mix of air emissions and waste products add carbon and other greenhouse gases to our atmosphere. For example, to measure CO2e (carbon dioxide equivalent), we multiply the emissions of six greenhouse gases, plus other fuel emissions (such as emissions from the type of fuel our local electrical supplier uses to generate power) by each compound’s global warming potential (GWP), or carbon factor.
Ethan Allen strives to maintain environmental goals, targets, and responsibilities related to emissions, waste disposal, electricity, and water usage. Each manufacturing facility is responsible for the collection and management of key data, which is reviewed by Ethan Allen’s Environmental, Health and Safety (“EH&S”) team. The EH&S team is responsible for the measurement of each facility’s progress toward achieving the Company’s goals.
Social Responsibility
The Ethan Allen leadership principles define our commitment to excellence. These principles are the compass that enables us to achieve our full potential, both as individuals within the company, standard-bearers in our industry, and how we service our clients and communities. We encourage all of our vendors worldwide to share the standards and principles that are important to our company and our clients. It is important that all of our business partners and any facilities manufacturing Ethan Allen Products share our commitment to labor compliance, ethical standards of business practice, and the fair treatment of workers worldwide. We created the Ethan Allen Manufacturing Code of Conduct to educate supplier and factory management. We are committed to working with and educating our supplier network as a way of improving labor conditions worldwide.
Ethan Allen partners with industry-recognized third-party auditing companies known for their professionalism, consistency, and credibility to periodically measure vendor compliance related to ethical business practices and the fair treatment of workers. Independent auditors also offer continuing education opportunities, in the vendor’s country and in the vendor’s own language. These include the following:
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yearly seminars, conducted by training staff from the third-party company in the vendor’s own language; and

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additional compliance training for factory managers that explains the need for transparency, capacity building, and improvement in their labor compliance systems.

The Company also offers a wide variety of career opportunities and paths to advancement through on-the-job coaching, training, and education. We are proud to be a company where an associate can start in an entry-level position and turn it into a successful career.
Throughout our history, philanthropy has been a core value to Ethan Allen. We strive to develop exceptional programs based on partnerships where employees feel a sense of connection and pride in their communities, and our mission is to enhance the quality of life in the communities in which we work and live. For the fourth year in a row, Ethan Allen’s upholstery workshop in Mexico was awarded the prestigious designation “Empresa Socialmente Responsable” (meaning “Socially Responsible Company,” which is based on standards of conduct on social and environmental issues) by the Mexican Center for Corporate Philanthropy and the Alliance for Corporate Social Responsibility. These organizations recognize corporate policies that promote a positive social impact in Mexico and Latin America.
COMMITTEE CHARTERS, CODE OF CONDUCT AND CORPORATE GOVERNANCE GUIDELINES
The Company’s Code of Conduct, Corporate Governance Guidelines, Foreign Corrupt Practices Act Policy, Insider Trading Policy, Policy Governing the Recovery of Erroneously Awarded Compensation and the charters of its Audit Committee, Compensation Committee and Corporate Governance, Nominations and Sustainability Committee are publicly made available on the Company’s website at https://ir.ethanallen.com/corporate-governance/governance-documents. You may also request printed copies of these documents, free of charge, by sending a written request to our Corporate Secretary at Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811-5286.
The Board has approved a set of Corporate Governance Guidelines in accordance with the NYSE rules. These Corporate Governance Guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The Corporate Governance Guidelines cover, among other things, the duties, and responsibilities of and independence standards applicable to our directors. The Corporate Governance Guidelines also cover the Board’s role in overseeing executive compensation, compensation and expenses of non-employee directors, communications between stockholders and directors, and Board committee structures and assignments.
We are committed to conducting business ethically and lawfully. All of our directors, executive officers, and employees are required to act with honesty and integrity. Our Code of Conduct was adopted to promote honest and ethical conduct, and establishes expectations to guide ethical decision-making, including putting ethics into action, working together, maintaining trust, conducting business fairly, safeguarding what’s ours, and caring for our world. Included within those topics is how we address conflicts of interest, fair dealing, protection of Company assets, required information disclosures and compliance with laws, rules and regulations, and prompt reporting. Our Code of Conduct also describes the means by which an anonymous report of an actual or apparent violation of our Code of Conduct can be submitted. This Code of Conduct may be amended, modified, or waived by the Board of Directors. We will disclose any future amendments to, or waivers from, provisions of the Code of Conduct affecting our executive officers or directors on our website within four business days, as may be required under applicable SEC and NYSE rules. We granted no waivers under our Code of Conduct during fiscal 2023.
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Board has established three standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance, Nominations and Sustainability Committee. The Board determined that each member of the standing committees is (i) independent within the meaning of the NYSE rules, including the additional requirements applicable to members of the audit and compensation committees, as applicable, and (ii) a non-employee director (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Each Committee operates under a written charter, a current copy of which is available on the Company’s website as described in the previous section “Committee Charters, Code of Conduct and Corporate Governance Guidelines”.
During fiscal 2023, the Board met in person or virtually four times, including the meeting in connection with the 2022 Annual Meeting of Stockholders. Independent directors also met four times in executive session without management present. The Lead Independent Director chaired each executive session. There was 100% attendance by each director at each of the four Board meetings. For directors serving on the standing committees, there was 100% attendance for each of the regularly scheduled committee meetings. As set forth in our Corporate Governance Guidelines, the Company’s policy is to expect the resignation of any director who is absent from more than 25% of regularly scheduled Board meetings or committee meetings in a fiscal year.
The following table summarizes for each of the committees, the current membership, chair, and the number of meetings held.

	Chairperson of the Board	Lead Independent Director	Audit Committee	Compensation Committee	Corporate Governance, Nominations & Sustainability Committee
Committee Members
M. Farooq Kathwari	✓
Gina Casar			●		●
John J. Dooner, Jr.		✓	●	C	●
David M. Sable				●	C
Tara I. Stacom			●		●
Cynthia Ekberg Tsai			C	●

Number of meetings held in Fiscal 2023			5	4	4
C = Chair              ● = Member
Audit Committee
The Audit Committee operates under a written charter, which was adopted by the Board. Pursuant to its charter, on behalf of the Board, the Audit Committee oversees the Company’s consolidated financial statements, independent auditors, financial statement audits, financial reporting process, system of internal accounting and financial controls, and internal audit function. In so doing, the Audit Committee seeks to maintain free and open communication between the Audit Committee and the Company’s independent registered public accounting firm, the internal auditors and management. The Audit Committee is also responsible for reviewing and approving any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are discussed more fully under “Audit Committee Report” in this Proxy Statement, and in the Audit Committee charter.
Compensation Committee
The Compensation Committee operates under a written charter, which was adopted by the Board. Pursuant to its charter, on behalf of the Board, the Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers, as discussed more fully under the section titled “Compensation Discussion and Analysis” in this Proxy Statement. In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers, and employees, and oversees the administration of our Stock Incentive Plan. The Compensation Committee also approves the “Compensation Discussion and Analysis” with respect to compensation of the Company’s Named Executive Officers as defined therein (“Named Executive Officers” or “NEOs”) in accordance with applicable rules of the SEC. The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel, or other advisors to the Committee and to approve the engagement of any such consultant, counsel, or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee.
Corporate Governance, Nominations and Sustainability Committee
The Corporate Governance, Nominations and Sustainability Committee operates under a written charter, which was adopted by the Board. Pursuant to its charter, on behalf of the Board, the Corporate Governance, Nominations and Sustainability

Committee’s duties include, but are not limited to, (i) developing qualification criteria for the members of the Board and recommending to the Board individuals to serve on the Board; (ii) reviewing, on an annual basis, the qualifications of each member of the Board; (iii) reviewing and monitoring the Company’s corporate governance policies and guidelines, including the Company’s insider trading and clawback policies for its directors and executive officers; (iv) annually assessing of the Board’s performance and reporting such assessment to the Board; and (v) assisting the Board to pursue and report sustainability initiatives, which, as noted above under “Corporate Responsibility,” comprises both CSR and ESG matters.
Proxy Access and Director Nominations. The Corporate Governance, Nominations and Sustainability Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in our Amended and Restated By-Laws (the “By-Laws”). The By-Laws permit stockholders, as of the record date, to nominate director candidates at the annual meeting, subject to certain notification requirements. Our By-Laws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of our Board. Stockholders and nominees must satisfy the requirements set forth in the By-Laws in connection with such nominations. We believe that this By-Law provision provides meaningful, effective, and accessible proxy access rights to our stockholders, and balances those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. Our By-Laws also allow for nominations of directors outside of this proxy access framework who will not be included in our proxy materials. Refer to “How do I submit a proposal or nominate a director candidate for the 2024 Annual Meeting of stockholders?” under “Questions and Answers about our Annual Meeting and Voting” further below for information on how to submit a proposal or nominate a director.
Board Qualifications and Diversity. The Corporate Governance, Nominations and Sustainability Committee seeks director candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board and committee meetings and whose experience and skill would complement the then-existing mix of directors. The Board believes that a Board comprised of members with diverse qualities provides varied perspectives which will help to promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight. Therefore, diversity is an important criteria that the Corporate Governance, Nominations and Sustainability Committee uses to evaluate nominees and includes, but is not limited to, consideration of viewpoints, background, and experience, including diversity of race, gender, ethnicity, age, and cultural background. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board will periodically consider whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive and collegial environment. We believe that the current and proposed members of our Board demonstrate diversity due to their varied backgrounds, experience, qualifications, and skills. We are proud that 60% of our independent director nominees are women and that our Board includes ethnic diversity. Refer to the section “Board of Directors Matrix” further below for additional information regarding the skills and diversity of the Company’s Board current members.
In recommending director candidates, the Corporate Governance, Nominations and Sustainability Committee gathers suggestions as to individuals who may be available to meet the Board’s future needs from a variety of sources, such as past and present directors, stockholders, colleagues, and other parties with which a member of the Corporate Governance, Nominations and Sustainability Committee or the Board has had business dealings. The Corporate Governance, Nominations and Sustainability Committee then undertakes a preliminary review of the individuals suggested. Candidates recommended by stockholders will be considered in the same manner as other candidates. At such times as the Corporate Governance, Nominations and Sustainability Committee determines that a relatively near-term need exists and the Corporate Governance, Nominations and Sustainability Committee believes that an individual’s qualities and skills would complement the then-existing mix of directors, the Corporate Governance, Nominations and Sustainability Committee or its Chair will contact the individual. After such contact, the members of the Corporate Governance, Nominations and Sustainability Committee will discuss (or, where the Chair makes contact, the Chair will discuss with the other members) the individual and all relevant qualifications. Based on the Corporate Governance, Nominations and Sustainability Committee’s evaluation of potential nominees and the Company’s needs, the Corporate Governance, Nominations and Sustainability Committee determines whether to nominate the individual for election as a director. While the Corporate Governance, Nominations and Sustainability Committee has not, in the past, engaged any third-party firm or consultant to identify or evaluate nominees, in accordance with its charter, it may do so in the future.
The Corporate Governance, Nominations and Sustainability Committee unanimously recommended to the Board, for approval, the nominees named in this Proxy Statement and believe that these individuals are best qualified with the experience, industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of all stockholders to execute our strategic plan and create value for all of our stockholders. In considering each director nominee, the Corporate Governance, Nominations and Sustainability Committee and the Board evaluated such person’s key qualifications, skills, experience, and perspectives that they could bring to the Board, including in light of the particular areas summarized in the matrix under “Proposal 1: Election of Directors.”

PROPOSAL 1:   ELECTION OF DIRECTORS
At the recommendation of the Corporate Governance, Nominations and Sustainability Committee, the Board has nominated the following six directors for election at the Annual Meeting. If elected, each director will serve for a one-year term expiring at the 2024 Annual Meeting of Stockholders or until their respective successor has been duly elected and qualified or until their earlier death, resignation, disqualification, or removal. All of the director nominees are current directors who were each elected by Ethan Allen’s stockholders at our 2022 Annual Meeting of Stockholders. The six director nominees are as follows:
• M. Farooq Kathwari	• John J. Dooner, Jr.	• Tara I. Stacom
• Gina Casar	• David M. Sable	• Cynthia Ekberg Tsai
Each of the director nominees included in this Proxy Statement has consented to being named as a nominee and has accepted the nomination and agreed to serve as a director if elected by our stockholders. The Board believes that each nominee will be able and willing to serve if elected as a director. However, if any nominee becomes unable or unwilling to serve between the date of this Proxy Statement and the Annual Meeting, the Board may designate a new nominee, and the persons named as proxy holders may vote for the substitute nominee. Alternatively, the Board may reduce the size of the Board.
The information set forth below includes, with respect to each nominee for election as director, their age, present principal occupation, specific expertise, qualifications, and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills that led to each nominee’s nomination as a director, in light of the Company’s business.
The Board unanimously recommends that you
vote FOR each of the six nominees.

BOARD OF DIRECTORS MATRIX
The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of our directors, which our Board believes are relevant to our business and industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience, or attribute is not listed does not mean that a director does not possess it or that the Corporate Governance, Nominations and Sustainability Committee and the Board did not evaluate it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board. With the exception of M. Farooq Kathwari, all other directors are independent directors.

	M. Farooq Kathwari	Gina Casar	John J. Dooner, Jr.	David M. Sable	Tara I. Stacom	Cynthia Ekberg Tsai
Knowledge, Skills and Experience
CEO or Senior Executive Level Experience	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓
International Experience	✓	✓	✓	✓		✓
Operating Experience	✓	✓	✓	✓	✓	✓
Retail and Digital Experience	✓			✓		✓
Finance Experience	✓	✓	✓	✓	✓	✓
Real Estate Experience	✓				✓
Marketing and Brand Building Expertise	✓		✓	✓	✓	✓
Cybersecurity Experience	✓			✓		✓
ESG Experience	✓	✓	✓	✓	✓	✓
Demographics
Race/Ethnicity
Caucasian / White			✓	✓	✓	✓
Hispanic / Latin American		✓
South Asian	✓
Gender
Male	✓		✓	✓
Female		✓			✓	✓
Board Tenure
Years	35	1.5	12	2	8	2

DIRECTOR NOMINEES FOR ELECTION
M. Farooq KathwariENTREPRENURIAL AND DISCIPLINED LEADER

Mr. Kathwari is the Chairman, President and Chief Executive Officer of Ethan Allen Interiors Inc. He has been President since 1985 and Chairman and Chief Executive Officer since 1988. He holds a Bachelor of Arts in both English Literature and Political Science from Kashmir University and an MBA in International Marketing from New York University. He is also the recipient of three honorary doctorate degrees.
Director since: 1985 Age: 79 Board Committees: • Chairperson of the Board
Specific Qualifications, Attributes, Skills and Experience:

Mr. Kathwari serves in numerous capacities at several nonprofit organizations. He is an advisory member of the New York Stock Exchange; a director and former chairman of the National Retail Federation; a former chairman of the American Home Furnishings Alliance; a member of the Board of Overseers of the International Rescue Committee; Chairman Emeritus of Refugees International; a member of the International Advisory Council of the United States Institute of Peace; an Honorary Trustee on the Hebrew Home Board; and a member of the advisory board of the Center for Strategic and International Studies.

Among his recognitions, Mr. Kathwari is a recipient of the 2018 Ellis Island Medal of Honor, has been inducted into the American Furniture Hall of Fame and recipient of the National Retail Federation Gold Medal. He has been recognized as an Outstanding American by Choice by the U.S. government. He has received the Yale School of Management’s Chief Executive Leadership Institute Lifetime of Leadership Award. He has also been recognized by Worth magazine as one of the 50 Best CEOs in the United States. He is the author of Trailblazer: from the Mountains of Kashmir to the Summit of Global Business and Beyond.

Mr. Kathwari has extensive knowledge of the history of both the Company and the furniture industry as well as extensive experience in growing and managing a business. Mr. Kathwari possesses insight into retailing, marketing, manufacturing, finance, and strategic planning. In addition, his work with both for-profit and not-for-profit organizations has given him perspectives from other industries, which have proven valuable throughout his service to the Company.

Gina CasarRISK MANAGEMENT, ESG AND HUMAN RESOURCES LEADER

Ms. Casar currently serves on the Board of Save the Children Mexico, the Advisory Board of Sigma Alimentos and is a member of “Global Women Leaders: Voices for change and inclusion.” She previously served as a member of the Global Future Council of International Governance and Sustainable Development from 2015 until 2018.
Independent Director since: 2022 Age: 64 Board Committees: • Audit • Corporate Governance, Nominations and Sustainability
Specific Qualifications, Attributes, Skills and Experience:

Ms. Casar has held various high level executive positions within the United Nations (“UN”), the government of Mexico and other financial institutions. During her career at the UN, she served as Under-Secretary-General from 2014 to 2016 and as CFO and Controller between 2011 and 2014. Additional roles within the UN included the post of Associate Administrator of the UN Development Programme and Deputy Executive Director of the World Food Programme. Between 2006 and 2009, Ms. Casar worked for the government of Mexico, including senior leadership positions of National Treasurer and Executive Director for the Mexican Agency for International Cooperation. Prior to that, she held leadership roles in prominent organizations, including Banco Nacional de Servicios Financieros (BANSEFI). Ms. Casar is proficient in Spanish, English, French and Italian and holds an MBA and a degree in public accounting, with honors, from the Instituto Tecnológico Autónomo de México (ITAM). Ms. Casar brings to the Board her strategic financial and risk management, key ESG perspective, sound human resources leadership expertise and in-depth knowledge of managing business transformation initiatives.

John J. Dooner, Jr.MARKETING AND STRATEGIC COMMUNICATIONS LEADER

Mr. Dooner founded The Dooner Group, a marketing communication consultancy in 2012, and serves as Chairman Emeritus of McCann Worldgroup, a company he formed in 1997, and of which he had been Chief Executive Officer from its founding until 2011.
Lead Independent Director Independent Director since: 2011 Age: 75 Board Committees: • Compensation – Chair • Audit • Corporate Governance, Nominations and Sustainability
Specific Qualifications, Attributes, Skills and Experience:

Under Mr. Dooner’s leadership, McCann grew to be one of the world’s largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world’s most famous brands. Prior to assuming that position, Mr. Dooner was Chief Executive Officer of McCann Erickson Worldwide, a post he assumed in 1992. Mr. Dooner serves on several not-for-profit organizations including as Chairman of St. Thomas University based in Miami, Florida. He is Past Chairman Board of Trustees and Past Brand Platform Chairman of United Way Worldwide based in Washington, DC. In April 2019, Mr. Dooner was inducted into the American Advertising Federation Hall of Fame. In May 2019 he received an honorary doctorate from St. Thomas University. Mr. Dooner brings extensive leadership, advertising and branding expertise to the Board.

David M. Sable MARKETING AND DIGITAL LEADER

Mr. Sable is Co-Founder and Partner of DoAble, a Marketing Consultancy focused on branding, positioning, and big ideas. As Senior Advisor to WPP plc (“WPP”), a multinational communications, advertising, public relations, technology, and commerce holding company, he mentored and consulted across the company. Previously he was Chairman of VMLY&R from 2011 to 2019 where he helped Y&R to a top-five global creative firm at Cannes, developed new resources and practices, expanded the global footprint, and created a successful agency that continues to be an industry leader today.
Independent Director since: 2021 Age: 70 Board Committees: • Corporate Governance, Nominations and Sustainability – Chair • Compensation
Specific Qualifications, Attributes, Skills and Experience:

Mr. Sable has served as a board member and member of the Audit, Compensation and Nominating Committees of the public company American Eagle Outfitters (NYSE: AEO) since 2013. Prior to his time at Y&R, Mr. Sable served at Wunderman, Inc., a leading customer relationship manager and digital unit of WPP, as Vice Chairman and Chief Operating Officer, from August 2000 to February 2011. Mr. Sable was a Founding Partner and served as Executive Vice President and Chief Marketing Officer of Genesis Direct, Inc., a pioneer digital omni-channel retailer, from June 1996 to September 2000. Mr. Sable attended New York University and Hunter College in New York. In 2013, Fast Company named Mr. Sable one of the 10 Most Generous Marketing Geniuses. He currently serves on the Board of Directors of both UNICEF/USA and the International Special Olympics, as well as on the Executive Board of UNCF and he was Executive Producer on MTV’s highly acclaimed REBEL MUSIC series. Mr. Sable brings to the Board more than 30 years of experience and strategic insight in digital leadership and marketing communications. The Board also benefits from his extensive involvement with community programs.

Tara I. Stacom REAL ESTATE AND FINANCIAL INDUSTRIES LEADER

Ms. Stacom is an Executive Vice Chairman of Cushman & Wakefield since 2013, a worldwide commercial real estate firm with 50,000 employees. During her 40-year career, Ms. Stacom has been responsible for executing in excess of 60 million square feet and some of the largest and most complex leasing, sales, and corporate finance real estate transactions.
Independent Director since: 2015 Age: 65 Board Committees: • Audit • Corporate Governance, Nominations and Sustainability
Specific Qualifications, Attributes, Skills and Experience:

Ms. Stacom earned her Bachelor of Science degree in Finance at Lehigh University where she later served on the Board of Trustees. She is a director of the Realty Foundation of New York and a member of the Real Estate Board of New York having served on numerous committees including Ethics and the Commercial Brokerage Division. In January 2022, she was appointed to the Board of Directors of Inveniam Capital Partners, a privately-held fintech company. Ms. Stacom is a “Director’s Circle Member” of Girls, Inc., a board member of Right to Dream and recipient of Crain’s New York Business 100 Most Influential Women in New York City. She was awarded “Woman of the Year” of the New York Executives in Real Estate (WX), and Real Estate New York and Real Estate Forum’s Women of Influence. She received Northwood University’s Distinguished Women’s Award in recognition of the enormous contribution she has made to communities, businesses, volunteer agencies, and public and private sector services worldwide. Ms. Stacom was honored with the Real Estate Board of New York’s highest achievement, the 2011 Most Ingenious Deal of the Year (First Place Henry Hart Rice Award) for the leasing of One World Trade Center. Ms. Stacom brings extensive knowledge of commercial real estate, risk management and financial analysis to the Board.

Cynthia Ekberg Tsai FINANCE AND MANAGEMENT DEVELOPMENT LEADER

Ms. Ekberg Tsai is the CEO of Tana Systems, a global software and IT company based in the U.S. and India. She is also CEO of Healthquest, a global biotechnology and medical technologies advisory firm, where she specializes in providing strategic introductions and advice to rising executives.
Independent Director since: 2021 Age: 67 Board Committees: • Audit – Chair • Compensation
Specific Qualifications, Attributes, Skills and Experience:

Ms. Tsai spent 16 years on Wall Street as a Vice President with Merrill Lynch and Kidder Peabody. She is the former Founder and CEO of HealthExpo, the largest consumer healthcare event in the U.S., where she grew the enterprise from concept to execution, attracting more than 50 million consumers to HealthExpo. Previously, Ms. Tsai was a General Partner in MassTech Ventures, a multi-million-dollar equity fund focused on technology development at Massachusetts Institute of Technology. Ms. Tsai currently serves on the Board of Selectors for the Jefferson Foundation Awards and is on the board of the Prix Galien Foundation. In 1999, the Harvard Business School Alumni Chapter in New York recognized Ms. Tsai with an Early-Stage Honor Roll Award for Entrepreneurship. In 2004, she also received a “Leading Woman Entrepreneur of the World” Award from the Star Foundation in Overland Park, Kansas. She earned a Bachelor of Arts in Psychology from the University of Missouri. Ms. Tsai brings to the Board her strategic financial thinking and unique hands-on experience in investment banking and brand building.

DIRECTOR COMPENSATION
Only our non-employee (independent) directors receive compensation for service on the Board. Employee directors do not receive additional compensation for serving on the Board. Non-employee director compensation is approved by the Board, after considering a recommendation from the Compensation Committee. Mr. Kathwari, as Chief Executive Officer of the Company, is not compensated separately for his service as a director on the Board. For information on Mr. Kathwari’s compensation as our Chief Executive Officer, refer to the Summary Compensation Table. For fiscal 2023, the Board approved a combination of cash and option awards as compensation for our non-employee directors, as outlined and shown in the table below.
Annual Cash Retainer. For fiscal 2023, each non-employee director received $60,000 per annum. Additional quarterly fees are paid to the chair of each of the committees as follows: Audit Committee $4,000; Compensation Committee $2,000; and Corporate Governance, Nominations and Sustainability Committee $2,000. The Lead Independent Director of the Board is paid an additional cash fee of $2,000 per quarter.
Equity Compensation. Non-employee directors are eligible to receive equity compensation in amounts determined by the Compensation Committee, which generally would be paid in the form of stock options. In fiscal 2023, each director was awarded a stock option award with the number of options equal in value to $100,000 based on the closing market price of the Company’s stock on the date of grant. These stock options vest in three equal annual installments commencing on the first anniversary of the date of grant so long as the director continues to serve on our Board. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board.
Meeting Fees. If a standing committee of the Board holds more than four meetings (either in person or virtually) on days when the full Board does not meet, members of that committee will be paid an additional $1,000 for each additional meeting beginning with the fifth such meeting. Directors serving on committees for part of a year receive a pro rata share of fees. There were no additional meeting fees paid to directors during fiscal 2023.
Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	All Other Compensation (3)	Total
Gina Casar	$60,000	$23,890	$—	$83,890
Dr. John Clark(4)	$—	$23,890	$68,000	$91,890
John J. Dooner, Jr.	$76,000	$23,890	$—	$99,890
David M. Sable	$60,000	$23,890	$—	$83,890
Tara I. Stacom	$60,000	$23,890	$—	$83,890
Cynthia Eckberg Tsai	$76,000	$23,890	$—	$99,890

(1)
The amounts shown in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of three years. The actual values realized, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. Refer to note 17 to the consolidated financial statements contained in the 2023 Annual Report for valuation assumptions with respect to stock option grants. As of June 30, 2023, the total number of stock options outstanding and stock options that were vested or exercisable within 60 days of June 30, 2023 for each non-employee director were as follows:

•
Ms. Casar held 3,995 stock options outstanding, of which 1,332 were vested or exercisable within 60 days.

•
Mr. Dooner held 41,711 stock options outstanding, of which 37,637 were vested or exercisable within 60 days.

•
Mr. Sable held 3,995 stock options outstanding, of which 1,332 were vested or exercisable within 60 days.

•
Ms. Stacom held 30,487 stock options outstanding, of which 26,413 were vested or exercisable within 60 days.

•
Ms. Tsai held 3,995 stock options outstanding, of which 1,332 were vested or exercisable within 60 days.

(2)
Each director who was a member of the Board as of the grant date of August 9, 2022, was awarded 3,995 stock options, which will vest in three equal annual installments commencing on the first anniversary of the date of grant.

(3)
In lieu of an annual cash retainer, Dr. John Clark requested his compensation be paid by the Company in the form of a donation to a charitable institution. The total dollar amount the Company donated during fiscal 2023 on behalf of Dr. Clark was $68,000 and is reported within the All Other Compensation column.

(4)
Dr. John Clark resigned as a director of Ethan Allen Interiors Inc. during fiscal 2023. His tenure as a Director ended upon his resignation, effective June 30, 2023, therefore all outstanding unvested stock options were forfeited as of June 30, 2023.

SECURITY OWNERSHIP
The following tables set forth, as of September 14, 2023, the record date for the Annual Meeting, information known to Ethan Allen with respect to beneficial ownership as defined by SEC rules of the Company’s common stock for (i) directors and executives officers, (a) each director and director nominee, (b) the Company’s Named Executive Officers as defined in the “Compensation Discussion and Analysis” and named in the table entitled “Summary Compensation Table,” and (c) all directors and executive officers as a group and (ii) each principal stockholder of more than 5% of Company common stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. The address for each listed director and Named Executive Officers is Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811-5286.
Security Ownership of Directors and Executive Officers
The following table sets forth, as of September 14, 2023, the record date for the Annual Meeting, the beneficial ownership of the Company’s common stock reported to Ethan Allen by each of the Company’s directors, director nominees and NEOs, and by all current directors and executive officers as a group.
Name		Amount and Nature of Beneficial Ownership (1)	Common Stock Percentage Ownership (1)
M. Farooq Kathwari	(2)	2,679,898	10.6%
John J. Dooner, Jr.	(3)	45,380	*
Tara I. Stacom	(4)	32,713	*
Amy Franks	(5)	1,673	*
Matthew J. McNulty	(6)	1,522	*
Gina Casar	(7)	1,332	*
David M. Sable	(8)	1,332	*
Cynthia Ekberg Tsai	(9)	1,332	*
Eric D. Koster	(10)	436	*
Ashley Fothergill	(11)	280	*
Dr. John Clark	(12)	-	*
All Current Directors and Executive Officers as a Group (8 persons)		2,765,182	10.9%
* Indicates beneficial ownership of less than 1% of shares of Company common stock
(1)
Information presented herein for each director, director nominee and NEO reflects beneficial share ownership and includes shares that can be acquired upon the exercise of stock options or the vesting of restricted stock units and performance stock units within 60 days of September 14, 2023, or upon termination of service other than for death, disability or involuntary termination.

(2)
Includes 1,785,193 shares owned directly by M. Farooq Kathwari, 115,364 shares owned indirectly, 8,565 shares held in the Ethan Allen Retirement Savings Plan, 644,776 shares held indirectly within The Irfan Kathwari Foundation and 126,000 stock units issued in connection with Mr. Kathwari’s 1997 employment agreement and for which payment has been deferred until termination of employment.

(3)
Includes 11,100 shares owned directly by John J. Dooner, Jr. and currently exercisable stock options to purchase 34,280 shares of common stock.

(4)
Includes 6,300 shares owned directly by Tara I. Stacom and currently exercisable stock options to purchase 26,413 shares of common stock.

(5)
Includes 1,673 shares owned directly by Amy Franks.

(6)
Includes 1,522 shares owned directly by Matthew J. McNulty.

(7)
Includes no shares owned directly by Gina Casar and currently exercisable stock options to purchase 1,332 shares of common stock.

(8)
Includes no shares owned directly by David M. Sable and currently exercisable stock options to purchase 1,332 shares of common stock.

(9)
Includes no shares owned directly by Cynthia Ekberg Tsai and currently exercisable stock options to purchase 1,332 shares of common stock.

(10)
Includes 436 shares owned directly by Eric D. Koster, determined as of the date of termination of employment.

(11)
Includes 280 shares owned directly by Ashley Fothergill, determined as of the date of termination of employment.

(12)
Dr. John Clark resigned from the Board, effective June 30, 2023; therefore, all outstanding unvested stock options were forfeited as of June 30, 2023.

Security Ownership of Principal Stockholders
The following table provides information about persons that have reported that they beneficially own or have voting power and/or dispositive power over more than 5% of the Company’s common stock, as of September 14, 2023, the record date for the Annual Meeting.
Name of Beneficial Owner		Amount and Nature of Beneficial Ownership	Common Stock Percentage Ownership
BlackRock, Inc.	(1)	4,519,231	17.8%
Dimensional Fund Advisors LP	(2)	1,964,635	7.7%
The Vanguard Group	(3)	1,519,294	6.0%

(1)
BlackRock, Inc. (“BlackRock”), a parent holding company, had sole voting power over 4,422,611 shares of common stock and sole dispositive power over 4,519,231 shares of common stock according to BlackRock’s Schedule 13G/A filed with the SEC on January 26, 2023. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(2)
Dimensional Fund Advisors LP, (“Dimensional Funds”), an investment advisor, had sole voting power over 1,934,167 shares of common stock and sole dispositive power over 1,964,635 shares of common stock according to Dimensional Funds’ Schedule 13G/A filed with the SEC on February 10, 2023. Dimensional Funds’ address is 6300 Bee Cave Road, Building One, Austin, TX, 78746.

(3)
The Vanguard Group (“Vanguard”), an investment advisor, had shared voting power over 20,036 shares of common stock, sole dispositive power over 1,479,168 shares of common stock and shared dispositive power over 40,126 shares of common stock according to Vanguard’s Schedule 13G/A filed with the SEC on February 9, 2023. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company’s Code of Conduct, which applies to all employees, executive officers, and directors, requires that any potential conflict of interest be either avoided or fully disclosed. The Company defines “related party” transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a “related person” had, has, or will have direct or indirect material interest. Each year, the Company requires its directors and executive officers to disclose any transactions with the Company in which they or their immediate family members had, have or will have a material interest. The Audit Committee reviews any reported transactions related to directors or executive officers and takes appropriate action. A related party transaction is approved or ratified only if the Audit Committee determines that it is not inconsistent with the best interests of the Company and its stockholders. Since the beginning of fiscal 2023, there have been no related person transactions requiring approval, ratification or disclosure pursuant to Item 404 of Regulation S-K.

PROPOSAL 2:  TO APPROVE, ON AN ADVISORY BASIS, NAMED
EXECUTIVE OFFICER COMPENSATION
Our executive compensation program is designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance promotes alignment with the best interests of the Company’s stockholders.
The Company seeks stockholder approval, on a non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in the Compensation Discussion and Analysis, the Compensation Tables and related narrative pursuant to Section 14A of the Exchange Act, commonly known as a “say-on-pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.
At the Company’s 2022 Annual Meeting of Stockholders, our stockholders were asked to approve the Company’s executive compensation program. A substantial majority (97.4%) of the votes on the “say-on-pay” proposal were voted in favor of the proposal, which demonstrates stockholders’ strong support of our executive compensation practices and pay for performance alignment. The Compensation Committee believes that these results reaffirm our stockholders’ support of the Company’s approach to executive compensation. The Compensation Committee strives to continue to ensure that the design of the Company’s executive compensation program is focused on long-term stockholder value creation (with a meaningful and growing portion of the compensation paid to our Named Executive Officers being at risk, performance‐based, tied to performance metrics that include good stewardship of the Company’s resources, and not guaranteed), emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee intends to continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and to consider stockholder feedback in making compensation decisions.
We believe that our executive compensation program appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking our stockholders to endorse our executive compensation program by voting on the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative.”
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the annual compensation program for the Named Executive Officers. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Table sections. Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions. Although the Board and the Compensation Committee will consider the outcome of the stockholder advisory vote on the frequency of future advisory votes to approve executive compensation in Proposal 3, we expect the next executive compensation advisory vote will occur at the 2024 Annual Meeting of Stockholders.
The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named
Executive Officers.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s executive compensation objectives and policies for its NEOs and to put into perspective the tabular disclosures and related narratives. The proposal regarding compensation of our NEOs submitted to stockholders at our 2022 Annual Meeting was approved by 97.4% of the votes present and entitled to vote. We regularly engage in outreach efforts with our stockholders relating to a variety of topics and involve our Compensation Committee Chair or one or more independent directors in these conversations as appropriate. Our fiscal 2023 NEO compensation decisions continue to illustrate the application of our pay-for-performance philosophy, with NEO pay being driven by another year of solid financial performance.
This CD&A describes the general objectives, principles, and philosophy of our executive compensation program, focused primarily on the compensation for our NEOs, who for fiscal 2023 are as follows:
•
M. Farooq Kathwari, Chairman of the Board, President and Chief Executive Officer (our Principal Executive Officer)

•
Matthew J. McNulty, Senior Vice President, Chief Financial Officer and Treasurer (our Principal Financial and Accounting Officer)

•
Amy Franks, Executive Vice President, Retail Network and Business Development

Our NEOs for fiscal 2023 also include Ashley Fothergill, who previously served as our Senior Vice President, Merchandising and Eric D. Koster, who previously served as our Vice President, General Counsel and Secretary. Mr. Fothergill entered into a separation of employment and general release agreement, pursuant to which he remained an employee until February 1, 2023 and Mr. Koster retired from the Company effective April 28, 2023. This CD&A focuses on the compensation earned by our NEOs listed above, but also describes the compensation earned by Messrs. Fothergill and Koster, where appropriate.
Fiscal Year 2023 Performance at a Glance
Our financial results for fiscal year 2023 are highlighted by strong gross and operating margins, improving lead times from decreasing backlog, disciplined cost and expense controls, strong operating cash flow, increased cash dividends and a robust balance sheet. Our net sales of $791.4 million declined 3.2% compared to the prior year due to lower delivered unit volumes from softening incoming order demand and reduced manufacturing production from lower backlogs. Sales in the prior year set a near record pace which led to a difficult prior year comparison as we had built up a significant backlog as a result of the heightened demand driven by the impact of COVID-19. While our retail segment written orders were down 12.3% compared to fiscal 2022, retail orders were up 0.8% compared to fiscal 2019 which was prior to the COVID-19 pandemic and more reflective of historical levels. Wholesale segment written orders were lower by 9.0% compared to last year, and down 2.1% when compared to fiscal 2019. We ended the fiscal 2023 year with wholesale backlog of $74.0 million, down 27.7% from a year ago as we were able to reduce the number of weeks of backlog. Consolidated gross margin was 60.7% compared to 59.3% a year ago due to favorable sales mix, disciplined promotional activity and lower input costs partially offset by lower delivered unit volume. GAAP operating margin was 17.3% compared to 16.9% last year and adjusted operating margin was 16.9% compared to 16.4% a year ago as we carefully managed expenses. GAAP diluted earnings per share (“EPS”) increased 2.0% to $4.13. Adjusted diluted EPS increased 2.5% to $4.03. See Appendix A for the reconciliation of U.S. GAAP to adjusted key financial measures.
We ended fiscal 2023 with a strong balance sheet, including cash, cash equivalents and investments of $172.7 million and no outstanding debt. We generated $100.7 million of cash from operating activities, a 45.1% increase over the prior year driven by strong profit performance and a reduction in inventory carrying levels and accounts receivable partially offset by a decline in customer deposits. Our inventory levels decreased $27.3 million during fiscal 2023 as we restore our operating inventory levels to more historical levels as backlog decreases while also ensuring appropriate amounts of inventory are on hand to service our customers. Our Board increased our regular quarterly cash dividend by 12.5% and declared a special cash dividend of $0.50 per share, bringing the total amount of dividends paid to $46.4 million during fiscal 2023.

Ethan Allen was recently named to Newsweek’s list of America’s Best Retailers 2023, a prestigious award presented by Newsweek and Statista Inc., a leading statistics portal and industry ranking provider. The final assessment and rankings were the result of an independent survey of more than 9,000 customers who have shopped at retail stores in person in the past three years and based on the likelihood of recommendation and the evaluation of products, customer service, atmosphere, accessibility and store layout. We are pleased to be recognized as one of America’s Best Retailers 2023, including being named the #1 retailer of Premium Furniture. This award is a reflection of our associates, who continue each day to uphold the Ethan Allen reputation for quality, craftsmanship, and exemplary service.
As we enter the post COVID-19 era, our focus will be to continue to strengthen the various areas of our vertically integrated structure, including further developing our teams to remain entrepreneurial and disciplined, enhancing our product offerings, repositioning our retail network as an interior design destination, finalizing each design center projection refresh and ongoing investments in technology to further enhance our marketing, our North American manufacturing and our logistics.
Selected Financial Data and Key Metrics
($ in thousands, except per share data)
STATEMENT OF OPERATIONS DATA
Fiscal Year Ended June 30,	2023	2022	2021
Net sales	$791,382	$817,762	$685,169
Adjusted gross margin (1)	60.7%	59.3%	57.5%
Adjusted operating income (1)	$133,514	$134,240	$80,335
Adjusted net income (1)	$103,057	$100,277	$60,059
Adjusted diluted EPS (1)	$4.03	$3.93	$2.37
KEY METRICS
Adjusted return on equity (1)	23.5%	26.4%	17.7%
Cash flows from operating activities	$100,664	$69,356	$129,912
Cash and investments	$172,707	$121,118	$104,596
Current ratio	2.20	1.61	1.32
Long-term debt to equity ratio	0.0%	0.0%	0.0%
Cash dividends paid	$46,357	$48,257	$43,290
Dividend yield	5.1%	6.3%	3.6%

(1)
See Appendix A for the reconciliation of U.S. GAAP to adjusted key financial measures.

Compensation Practices

What We Do

- Pay for performance; a meaningful and growing portion of the compensation paid to our NEOs is performance-based and not guaranteed.
- Reward revenue growth, total shareholder returns, operational and financial efficiencies with performance metrics that include good stewardship of the Company's resources.
- Pay conservatively and consider the range of opportunities availa ble to similarly situated executives from various relevant market reference sources.
- Encourage and reward performance that leads to strong financial results and creation of long-term value for our stockholders.
- Pay reasonable discretionary bonuses in scenarios when a NEO does not participate in the annual incentive program.
- Expect directors and executives to own a meaningful amount of company stock.
- Use a “double trigger” for change in control provisions in equity awards and change in control agreements.
- Apply a share retention policy for our directors and executives.
- Prohibit our directors and executive officers from hedging or pledging the Company’s stock.
- Regularly assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs.
- Provide the Compensation Committee sole authority to retain compensation consulting firms.
- Maintain claw back provisions in our incentive compensation programs.
- Stockholder engagement to ensure alignment with stockholder interests.

What We Don’t Do

- No dividends or dividend equivalents on unearned performance units, stock options or unvested restricted stock.
- No repricing, extensions, or cash buyouts for stock options.
- Generally, no employment agreements (other than existing employment agreement with the CEO).
- No excise tax gross ups related to change in control.
- No single trigger vesting of equity awards upon a change in control.
- No excessive perquisites.

Compensation Policies and Risk
Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these assessments, we concluded that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
As part of the risk assessments, the Compensation Committee reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, including claw-back provisions limiting the incentive to take excessive risk for short-term gains, imposing caps on cash bonuses, requiring compliance with our Code of Conduct and giving the Compensation Committee the power to reduce payouts under our compensation plans.
The Compensation Committee takes into consideration multiple components of the Company’s executive compensation practices when making their determinations, as further outlined below.
Compensation Risk Considerations
Pay Mix
Compensation mix of base salary and short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our short-term and long-term strategic goals.

Performance Metrics
A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This multiple-metric approach to performance metrics encourages focus on sustained and holistic overall Company performance.

Compensation Risk Considerations
Performance Goals
Goals are approved by our Compensation Committee and consider historical performance, current strategic initiatives, and the macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout ranges above and below target levels and within a range that support our pay for performance philosophy.

Equity Incentives
Equity incentive programs and stock ownership guidelines are designed to align management and stockholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the Company.

Risk Mitigation Policies
We incorporate several risk mitigation policies into our officer compensation program, including:
•
The Compensation Committee’s ability to use “negative discretion” to determine appropriate payouts under formula-based plans.

•
Stock ownership guidelines for executive officers and directors, including a one-year security holding period requirement, that are intended to align further the interest of our named executive officers with those of our stockholders.

Anti-Hedging and Anti-Pledging Policies
Directors and executive officers are restricted from engaging in short sales, equity derivatives, and hedging their Company stock, whether or not involving trading on inside information. In addition, the Company prohibits employees and directors from purchasing Company securities on margin or holding Company securities in a margin account.

Insider Trading Policy
We have an Insider Trading Policy that requires our Directors, NEOs and other senior associates to pre-clear transactions in our common stock with the Company’s finance department. Trading is permitted only during specified quarterly Company open trading periods. An executive bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted. We believe these policies further align insiders’ interests with those of our stockholders.

Policy Governing the Recovery of Erroneously Awarded Compensation
We have a robust recoupment (or “claw-back”) policy covering each of our executive officers. We adopted this policy that governs the recovery of erroneously awarded compensation, as required by NYSE rules, which will become effective on October 2, 2023. The adopted policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, including the corrections of errors, the Compensation Committee may seek reimbursement of any cash- or equity-based bonus/other incentive compensation (including vested and unvested equity) paid or awarded to the executive officer or effect cancellation of previously-granted equity awards to the extent the compensation was based on erroneous financial data and exceeded what would have been paid to the executive officer under the restatement.

Process for Determining Executive Compensation
The Compensation Committee is responsible for determining the composition and value of the compensation for all of our NEOs. Our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Vice President of Human Resources provide input on program design and information on the Company’s and the furniture industry’s performance.
The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation programs that do not involve the setting of compensation levels for executive officers. All equity awards to executives, including stock options, performance stock units (“PSUs”), and restricted stock units (“RSUs”), are approved by the Compensation Committee. The Compensation Committee maintains sole authority to retain, terminate, approve fees and other terms of engagement of a compensation consultant and to obtain advice and assistance from external legal, accounting, or other advisors.

The Compensation Committee also reviews executive compensation and incentive structures used by its peer companies. In fiscal 2023, the Compensation Committee decided to continue to use net sales, adjusted operating income, adjusted return on equity and total shareholder return (“TSR”) as the performance metrics used in assessing executive compensation.
Peer Group
The Compensation Committee, in setting individual NEO pay levels and opportunities, utilizes a peer group of companies that in its judgment best represents the Company’s vertical business model, which integrates manufacturing, merchandising, logistics and retail. We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to all of our NEOs in order to attract and retain top talent. The peer group allows us to monitor the compensation practices of our primary competitors and similarly situated companies for executive talent. However, we do not target any specific pay percentile of the peer group for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs.
In developing the peer group, the population of U.S. based, publicly traded companies that were considered by the Compensation Committee included:
•
furniture manufacturers and/or home furnishing retailers;

•
competitors and peers identified as the Company’s direct U.S. furniture competitors;

•
vertically integrated companies in our industry;

•
companies that might be considered competitors for Company executives and equivalent talent.

In addition to those considerations, the Compensation Committee filtered companies by revenues, number of employees and market capitalization. Companies with higher or lower revenues or market capitalization were included in the peer group since the Company competes for executives with such other companies that are in the home furnishings industry.
The Compensation Committee evaluates each peer company annually to determine whether its inclusion remains appropriate. During fiscal 2023, the Compensation Committee removed Apogee Enterprises and Acco Brands and added Arhaus, Inc., Conn’s, Inc., The Aaron’s Company, Inc., and The Lovesac Co., as it concluded the business characteristics of those companies are more aligned for comparability purposes. In addition, the Compensation Committee also removed Kimball International during fiscal 2023 due to its acquisition by HNI Corporation. The Compensation Committee believes the updated fiscal 2023 peer group, as summarized below, is reflective of the Company’s current operating characteristics, consumer innovation, and use of technology.
Fiscal 2023 Peer Group
Arhaus, Inc.	Green Brick Partners, Inc.	Kirkland’s, Inc.	The Aaron’s Company, Inc.
Bassett Furniture Industries, Inc.	Haverty Furniture Companies, Inc.	La-Z-Boy Incorporated	The Lovesac Co.
Cavco Industries, Inc.	HNI Corporation	MillerKnoll, Inc.
Conn’s, Inc.	Hooker Furniture Corporation	Sleep Number Corporation
Flexsteel Industries, Inc.	Interface, Inc.	Steelcase Inc.

Elements of Fiscal 2023 Executive Compensation
Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders and include the following elements for fiscal 2023:
Element	Key Characteristics	Link to Shareholder Value	How we Determine Amount	Key Decisions
Fixed	Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	A means to attract and retain talented executives capable of driving superior performance.	Consider individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity.	There were no changes to base salaries during fiscal 2023 as the Compensation Committee believes each NEO’s current base salary reflects market competitive rates.
	Service-Based Restricted Stock Unit Awards	Fixed compensation component payable in stock. Reviewed annually and granted when appropriate.	A means to retain talented executives capable of driving strong performance.	Consider individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity.	The Compensation Committee awarded service-based restricted stock units that vest ratably over three years to NEO’s during fiscal 2023.
Performance- Based	Annual Incentive Program	Variable compensation component payable in cash based on performance against annually established financial goals.	Incentive targets are tied to achievement of key annual financial measures.	Incentive award levels are based on the achievement of financial metrics established by the Compensation Committee. The dollar amount of each award level target was based on each NEO’s responsibilities, historical incentive amounts, retention considerations and market data. Net sales and adjusted operating income were used to determine the payout of the fiscal 2023 awards.	For fiscal 2023, the Compensation Committee evaluated two performance metrics, focusing on net sales (weighted 60% of target) and adjusted operating income (weighted 40% of target). The NEOs had the opportunity to earn between 60% (threshold) and 140% (maximum) based on the achievement of such targets. The total incentive awards for fiscal 2023 were earned at 125% of target.
	Performance-Based Unit Awards (PSUs)	PSUs cliff vest after a three-year performance period and payouts are based on Company performance against pre-established financial goals and other performance metrics.
PSUs recognize our executive officers for achieving superior long-term relative performance. Financial metrics for the fiscal 2023 award were based on Sales growth and Return on Equity. An additional TSR performance metric was also included.

Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations and market data. Actual award payout is based on performance against pre-established goals over a three-year performance period.

The Compensation Committee approved PSU grants to NEOs during fiscal 2023 with three performance metrics that were based on Revenue Growth, Return on Equity and a TSR performance metric. 100% of the PSUs granted in fiscal 2021 were earned during fiscal 2023.

Fiscal 2023 Target Total Compensation Mix
In line with our pay-for-performance philosophy, the majority of our CEO’s target total compensation is performance-based and therefore “at risk.” The total target compensation mix for all other NEOs has a lower at risk profile and was a combination of base salary, achievement of target for the annual incentive program, long-term service-based restricted stock unit awards and achievement of target for the long-term performance-based stock unit incentive awards. The charts below show the percentage of each element in the total target compensation mix for our CEO and the average of our other NEOs.

CEO
Long-term Performance-based 32%
Base Salary 30%
Annual Incentive 30%
Long-term Service-based 8%

Other NEOs
Long-term Performance-based 10%
Long-term Service-based 5%
Annual Incentive 15%
Base Salary 70%

Base Salary
We set base salaries for our NEOs based on individual contributions to business outcomes, the scope and complexity of each role, competencies, experience, leadership, performance, future potential, market data, and internal pay equity.
The Compensation Committee completed its review of the salary levels for each of the NEOs. As part of the salary review process, the Compensation Committee reviewed and considered the performance of each NEO, relevant market data, recommendation of the CEO for his direct reports, the comparison of compensation among various levels of management, and the Company’s overall performance. As a result of this review, the Compensation Committee determined no changes were needed to existing base salaries during fiscal 2023 as they represent market competitive rates.
Annual Non-Equity Incentive Compensation
NEOs are eligible to earn cash awards under our annual incentive compensation program, which is designed to motivate and reward executives for performance on key annual measures. The annual incentive compensation program is based exclusively on attainment of financial metrics, measured on the Company’s overall consolidated financial performance, that align our annual incentives with our strategy of driving growth, with an emphasis on profitability.
For fiscal 2023, the Compensation Committee evaluated two performance metrics in its annual incentive plan performance review for certain NEOs, which aligns performance metrics used to assess non-equity incentive compensation payout eligibility with our fiscal 2023 growth strategy, focusing on net sales (weighted 60% of target incentive) and adjusted operating income (weighted 40% of target incentive). Target, maximum and threshold awards, specified as a percentage of base salary, vary among each NEO. The NEOs have the opportunity to earn awards between 60% of their target awards if minimum threshold performance requirements are met and a maximum of 140% of their target incentive opportunity, based on Company performance. Refer to the section “Grants of Plan-Based Awards” for additional disclosure of the actual amounts for target, maximum and threshold for each NEO.
The Compensation Committee established targets for Net Sales and Adjusted Operating Income for fiscal 2023, and established threshold and maximum performance levels as follows:

Fiscal 2023 Annual Incentive Goals and Results
($ in millions) Performance Level	Net Sales $	Adjusted Operating Income $(1)
Maximum	$817.8	$134.2
Target	$775.0	$80.0
Threshold	$746.7	$55.1
Actual	$791.4	$133.5
Individual Metric Payout Achieved	115%	139%
Individual Metric Weight	60%	40%
Overall Payout (as percent of Target)		125%

(1)
See Appendix A for a non-GAAP reconciliation showing how adjusted operating income is calculated from our consolidated financial statements.

Fiscal 2023 Annual Incentive Target, Achievement and Actual Payout
Name	Target Annual Incentive ($)	Target Incentive (% of base salary)	Level Achieved (% of target performance)	Actual Annual Incentive Payout ($)	Incentive Payout (% of base salary)
M. Farooq Kathwari	$1,150,050	100%	125%	$1,437,272	125%
Matthew J. McNulty	$75,000	20%	125%	$93,735	25%
Amy Franks	$131,232	32%	125%	$164,014	40%
Ashley Fothergill(1)	$77,500	25%	N/A	$0	N/A
Eric D. Koster(2)	$25,000	8%	N/A	$0	N/A

(1)
Mr. Fothergill departed from the Company effective February 1, 2023, which was prior to the final measurement date; as a result he was not eligible to receive a payout.

(2)
Mr. Koster retired from his position effective April 28, 2023, which was prior to the final measurement date; as a result he was not eligible to receive a payout.

Discretionary Annual Bonus
The Company maintains a discretionary bonus program for executives who do not participate in our annual non-equity incentive compensation program. For purposes of the discretionary bonus, individual performance is assessed based upon the executive’s performance relative to his or her responsibilities, goals, and objectives for each executive, which may or may not include financial metrics. Each executive develops annual business objectives for their respective areas, which are approved by the CEO and are used for this assessment. Individual performance is additionally measured by how the executive’s actions conform with and exemplify the Company’s ten “Leadership Principles”. For each executive, the executive’s impact upon initiatives of their division, department function or organization is also considered, as well as their impact on the development of their associates.
For fiscal 2023, no discretionary bonuses were paid to NEOs as each NEO participated in the annual non-equity incentive compensation plan.
Long-term Incentive Compensation
To align executive officer pay outcomes with long-term performance and encourage long-term strategic thinking, our annual long-term incentive grants typically feature financial-based performance metrics. The long-term incentive award provisions of our Stock Incentive Plan provide for equity-based compensation including performance-based stock units, restricted stock units, and stock options, which may vest based on service or performance or a combination thereof.
The Compensation Committee establishes for the NEOs, including the CEO, the target, maximum and threshold performance-based awards as a percentage of base salary on the grant date, with percentages of base salary varying among management. The Compensation Committee is responsible to approve all equity-based compensation, but may provide our CEO limited discretion during the year to allocate such equity-based grants to various employees other than the NEOs.

For fiscal 2023, our NEO long-term incentive compensation program reflected the grant of performance-based stock unit awards containing three performance metrics that closely align with our growth strategy, focusing on net sales, return on equity and the three-year TSR relative to the performance of the Company’s peers listed in the 2022 Proxy Statement. The Compensation Committee selected net sales as a broad indicator of attaining strategic objectives, return on equity as a fundamental measure of the Company’s effectiveness at turning the net profits and cash put into the business into greater gains and growth for the Company and investors, and TSR to add a relative measure of performance in comparison to its peers. The vesting period for performance-based equity compensation awards was kept at a three-year cliff vesting period, similar to the prior year. The weighting of the performance metrics was established as follows:
Fiscal 2023 Long-term Incentive Performance Metrics
Payout Metric (Total Weight)	Fiscal 2023 Weight (50%)	Fiscal 2024 Weight (30%)	Fiscal 2025 Weight (20%)
Sales Growth (40%)	20%	12%	8%
Return on Equity (40%)	20%	12%	8%
Three-year Total Shareholder Return (20%)			20%
The Compensation Committee awarded the fiscal 2023 performance-based stock units to the NEOs as follows:
	Grant $ Value			Units Granted			Grant $ Value as a % of Base Salary
Name	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
M. Farooq Kathwari	$747,489	$1,207,513	$1,667,498	39,862	64,394	88,924	65%	105%	145%
Matthew J. McNulty	$34,878	$56,256	$77,633	1,860	3,000	4,140	9%	15%	21%
Amy Franks	$45,754	$73,827	$101,861	2,440	3,937	5,432	11%	18%	25%
Ashley Fothergill	$28,841	$46,485	$64,169	1,538	2,479	3,422	9%	15%	21%
Eric D. Koster	$9,919	$15,996	$22,091	529	853	1,178	3%	5%	7%
Results of 2021-2023, 2022-2024 and 2023-2025 Long-term Incentive Awards Granted
Fiscal Year 2021-2023 Performance Period
	Target Goals		Results		Payout as % of Target
($ in millions)	Net Sales	Return on Equity	Net Sales	Return on Equity	Net Sales	Return on Equity
FY 2021	$613.4	4.1%	$685.2	17.7%	125%	125%
FY 2022	$638.0	4.3%	$817.8	26.4%	125%	125%
FY 2023	$663.5	4.5%	$791.4	23.5%	125%	125%
Following the end of the third performance year, 125% of the target number of fiscal 2021 performance-based stock units were earned as noted below.
Name	Target	Actual Vested(1)	% Vested
M. Farooq Kathwari	65,000	81,250	125%

(1)
The vested amounts noted above include fiscal 2021 market-based awards that were earned. Based upon the Company’s relative TSR performance, which was measured over the three-year period (July 1, 2020 through June 30, 2023), it was determined that the Company’s TSR percentile ranking was in the 81st percentile, resulting in a payout of 125% of the target number of market-based awards granted in fiscal 2021.

Fiscal Year 2022-2024 Performance Period
	Target Goals		Results		Payout as % of Target
($ in millions)	Net Sales	Return on Equity	Net Sales	Return on Equity	Net Sales	Return on Equity
FY 2022	$712.6	18.6%	$817.8	26.4%	125%	125%
FY 2023	$741.1	19.5%	$791.4	23.5%	125%	125%
FY 2024	n/a
There has been no payout with respect to the performance-based stock unit awards granted in fiscal 2022 as the third-year performance measurement period has not yet lapsed. The results for the relative TSR performance metric, which is measured over the entire three-year period, will be determined following the conclusion of the third year of the 2022-2024 performance cycle.
Fiscal Year 2023-2025 Performance Period
	Target Goals		Results		Payout as % of Target
($ in millions)	Net Sales	Return on Equity	Net Sales	Return on Equity	Net Sales	Return on Equity
FY 2023	$775.0	14.4%	$791.4	23.5%	115%	129%
FY 2024	n/a
FY 2025	n/a
There has been no payout with respect to the performance-based stock unit awards granted in fiscal 2023 as the second- and third-year performance measurement periods have not yet lapsed. The results for the relative TSR performance metric, which is measured over the entire three-year period, will be determined following the conclusion of the third year of the 2023-2025 performance cycle.
Restricted Stock Unit Awards for Fiscal 2023 (service-based)
NEOs are eligible to receive grants of service-based restricted stock unit awards. These restricted stock units vest according to service-based criteria only. Any restricted stock units not fully vested on the date the employee separates are subject to forfeiture. For fiscal 2023, the Compensation Committee awarded each NEO service-based restricted stock grants that vest ratably over three years. The Compensation Committee believes having a greater portion of total compensation tied to long-term equity-based compensation better aligns the executive’s compensation with meeting the long-term goals of the Company and its stockholders.
The Compensation Committee awarded restricted stock unit grants to the NEOs during fiscal 2023 as follows:
Name(1)	$ Value	# of Units
M. Farooq Kathwari	$310,492	15,939
Matthew J. McNulty	$29,999	1,540
Amy Franks	$32,804	1,684
Ashley Fothergill(2)	$24,798	1,273
Eric D. Koster(3)	$15,993	821

(1)
The restricted stock units were granted on August 9, 2022 and vest ratably over three years on the anniversary date of the grant.

(2)
Mr. Fothergill departed from the Company effective February 1, 2023, which was prior to the initial vesting date, therefore 100% of the units granted were forfeited.

(3)
Mr. Koster retired from his position effective April 28, 2023, which was prior to the initial vesting date, therefore 100% of the units granted were forfeited.

Stock Option Awards for Fiscal 2023
NEOs are eligible to receive annual grants of stock options. These options have an exercise price equal to the closing price of our stock on the date of grant, vest according to service-based criteria, and have a ten-year expiration term. Any stock option not fully vested on the date the employee separates is subject to forfeiture. The Compensation Committee did not approve any grants of stock options to the NEOs in fiscal 2023.

Change of Control Severance Plan for Executives
The change in control plan for NEOs, other than the CEO, was adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than the interests of the stockholders. Thus, the change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of a change in control.
The Company’s plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company’s incumbent directors ceasing to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.
For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive’s retaining a larger after-tax amount, considering the income, excise and other taxes imposed on the payments and benefits. Benefits provided under the program include (i) a lump sum cash payment equal to one times the sum of the executive’s base salary and the average of the prior three years’ annual incentive bonus, (ii) a lump sum cash payment equal to the pro-rated portion of the executive’s average of the prior three years’ annual incentive bonus for the year of termination, (iii) immediate vesting of all unvested service-based restricted stock units outstanding on the date of termination and (iv) all performance-based restricted stock unit grants outstanding on the date of termination shall fully vest at the target level as of the date of termination. The Change in Control Severance Plan includes non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims.
Ethan Allen Retirement Savings Plan
The Company maintains the Ethan Allen Retirement Savings Plan (the “Retirement Plan”). The Retirement Plan covers all employees, including the NEOs, who have completed at least three months of service. There is no enhanced benefit for executives. The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. In fiscal 2023, matching contributions were made dollar for dollar on the first $500 of a participant’s before tax contribution and $0.50 on the next $1,600 of a participant’s before tax contributions. All matching contributions for each NEO immediately vested. The Company also made a $495,000 discretionary profit-sharing contribution to the Retirement Plan during fiscal 2023, which was distributed to eligible participants based on each participant’s compensation to total compensation of all participants during the year.
Executive Perquisites and Other Personal Benefits
We offer a very limited number of perquisites and other personal benefits to our NEOs. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. In fiscal 2023, with the exception of Mr. Kathwari, the NEOs did not receive any perquisites. Mr. Kathwari received the use of a Company car (including driver, gas, registration, title, insurance, and maintenance) and reimbursement of life insurance premiums as perquisites.
Employment Agreements
The Company generally does not enter into employment agreements and has no employment agreements in place with the exception of the employment agreement with Mr. Kathwari, the Chief Executive Officer. Effective July 1, 2015, the Company entered into an employment agreement with Mr. Kathwari, which expired on June 30, 2022. In advance of the expiration date, the Company entered into a new 2022 employment agreement (the “2022 Employment Agreement”) on February 3, 2022 with Mr. Kathwari. The 2022 Employment Agreement commenced on July 1, 2022 and is for a three-year term ending June 30, 2025. Pursuant to the 2022 Employment Agreement, Mr. Kathwari is entitled to the following:
•
Base salary of $1,150,000 per annum, without increase or guaranteed adjustment.

•
Annual non-equity incentive compensation based on annual performance targets set annually by the Compensation Committee and ratified by the Board. The annual incentive compensation payments provide for a target level of $1,150,000, a threshold level of $690,000 and a maximum level of $1,610,000.

•
Annual grant of performance-based stock units, providing a contingent right to receive shares of the Company’s common stock, par value $0.01 per share, conditioned upon the Company’s achievement of certain performance metrics set annually by the Compensation Committee and ratified by the Board. The value of the PSUs granted provide for a target level $1,207,500, a threshold level of $747,500 and a maximum of $1,667,500. The number of PSUs granted shall be determined by dividing the performance unit grant value at each of the target, threshold and maximum performance achievement levels by the fair market value of the PSUs on the date of the grant.

•
Annual grant of restricted stock units, providing a contingent right to receive shares of common stock conditioned upon a service based three-year ratable vesting schedule. The grant value of each annual grant of RSUs will be equal to 27% of Mr. Kathwari’s annual base salary, or $310,500. The number of RSUs granted shall be determined by dividing the grant value of the RSUs grant by the fair market value of a RSUs on the date of the grant.

The right to receive, or retain, any Annual Incentive Bonus, PSUs, RSUs or benefits of the Stock Units will be subject to “claw-back” or similar obligations set forth in Company’s policy governing the recovery of erroneously awarded compensation, as approved by the Board. Each grant agreement, among other provisions, provides for benefits that may be earned in the event of a change of control or in the event of termination of employment. Refer to the section “Potential payments upon Termination or Change in Control” further below for additional information in the event of a change in control or termination of employment.
The 2022 Employment Agreement is filed as Exhibit 10.11 in our 2023 Annual Report.
Separation Agreement
Mr. Fothergill entered into a separation of employment and general release agreement, pursuant to which he remained an employee until February 1, 2023. Under the terms of his agreement, Mr. Fothergill received a lump sum separation payment of $100,000, which was subsequently paid to him on February 14, 2023. In addition, the agreement provided for a complete release of any and all claims by Mr. Fothergill and other terms and conditions customary for agreements of this nature.
Deductibility Cap on Executive Compensation
In establishing individual executives’ compensation levels, we do not explicitly consider accounting and tax issues. Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to our executive officers that we may deduct from our federal income tax return for any single taxable year. The Compensation Committee has in the past reserved the right to provide compensation that does not qualify for deduction under Section 162(m). We generally expect that compensation paid to our CEO will be in excess of $1 million, and thus not deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT
The Compensation Committee is responsible for the compensation program the Company’s NEOs. The Committee is comprised solely of independent directors and reports regularly to the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
JOHN J. DOONER, JR. (CHAIR)
DAVID M. SABLE
CYNTHIA EKBERG TSAI
This Compensation Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION TABLES
The tables below present compensation information for each of our NEOs followed by a discussion of compensation that each NEO could receive when their employment with us terminates under various circumstances or upon a change of control of the Company. The tables include footnotes and other narrative explanations important for your understanding of the compensation information in each table.
The first table below, the Summary Compensation Table, sets forth the compensation earned by the NEOs for services rendered to the Company in all capacities for each respective fiscal year. Our NEOs include our Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) during fiscal 2023.
Summary Compensation Table
The following table summarizes the compensation earned by or awarded to each NEO for fiscal years 2023, 2022 and 2021.
Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
M. Farooq Kathwari Chairman of the Board, President and Chief Executive Officer	2023	$1,150,050	$—	$1,518,005 (a)	$1,437,272	$—	$103,971	$4,209,298
	2022	1,150,050	—	1,115,010 (b)	1,700,000	—	110,539	4,075,599
	2021	1,150,050	—	809,290 (c)	1,700,000	—	121,474	3,780,814

Matthew J. McNulty Senior Vice President, Chief Financial Officer and Treasurer	2023	$375,000	—	$86,255 (a)	$93,735	$—	$2,379	$557,369
	2022	340,685	$80,000	56,430 (e)	—	—	2,203	479,318

Amy Franks Executive Vice President, Retail Network and Business Development	2023	$410,100	—	$106,631 (a)	$164,014	$—	$2,379	$683,124
	2022	355,196	$130,000	75,240 (e)	—	—	2,290	562,726

Ashley Fothergill Former Senior Vice President, Merchandising	2023	$182,602	—	$71,283 (d)	$—	$—	$102,379	$356,264
	2022	243,230	$75,000	32,475(e)	—	—	2,055	352,760

Eric D. Koster Former Vice President, General Counsel and Secretary	2023	$263,890	—	$31,989 (d)	$—	$—	$2,379	$298,258
	2022	320,000	$60,000	—	—	—	2,290	382,290
	2021	320,000	50,000	—	—	—	2,651	372,651

(1)
The amount reported within the salary column for Messrs. Fothergill and Koster represent the pro-rated amount of base salary paid during fiscal 2023 while employees of the Company. Mr. Fothergill departed from the Company effective February 1, 2023 and Mr. Koster retired effective April 28, 2023.

(2)
Bonus amounts represent discretionary bonus awards under the discretionary bonus program only for NEOs who did not participate in the non-equity annual incentive plan.

(3)
The amounts shown for stock awards represent the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period. The actual values realized, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. Refer to note 17 to the consolidated financial statements contained in the 2023 Annual Report for valuation assumptions with respect to stock awards granted.

a)
Amounts reflect the fair value of all stock awards granted during fiscal 2023, which included a performance stock unit grant, at target, and a service-based restricted stock unit award. No payout has been earned in respect to the performance stock unit grant and the final performance measurement date is June 30, 2025. The service-based restricted stock unit award vests ratably over three years. The grant date fair value for the restricted stock unit awards and the performance awards, assuming the maximum performance level was probable on the grant date, would have been as follows:

•
Mr. Kathwari - $310,492 restricted stock unit award and $1,667,498 performance award

•
Mr. McNulty - $29,999 restricted stock unit award and $77,633 performance award

•
Ms. Franks - $32,804 restricted stock unit award and $101,861 performance award

•
Mr. Fothergill - $24,798 restricted stock unit award and $64,169 performance award

•
Mr. Koster - $15,993 restricted stock unit award and $22,091 performance award

b)
Amount reflects the fair value of the fiscal 2022 performance stock unit grant at target. As the performance awards are subject to performance conditions, the amount reported in the table above is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2024. Assuming the maximum performance level was probable on the grant date, the grant date fair value for the performance awards would have been $1,393,763.
c)
The final performance measurement date for awards granted in fiscal 2021 was June 30, 2023. Based on the achievement of certain performance conditions, the NEO received a stock unit payout equal to $2,297,750 in fair value based on the Company’s closing stock price on June 30, 2023.

d)
Amount reflects the fair value of all stock awards granted during fiscal 2023, which included a performance stock unit grant and a service-based restricted stock unit award. However, since Messrs. Fothergill and Mr. Koster departed the Company prior to the final measurement date, neither was eligible to receive a payout.

e)
Amount reflects the grant date fair value of service-based restricted stock units granted during fiscal 2022. These restricted stock units vest ratably over four years on the anniversary of the grant date, commencing on August 10, 2022. Mr. Fothergill departed from the Company effective February 1, 2023, therefore he is not eligible to receive a stock unit payout on the remaining unvested shares.

(4)
The Non-Equity Incentive Plan Compensation amounts show actual payouts paid under the annual incentive plan for each fiscal year as further described in the Annual Incentive Compensation section of the CD&A. As Messrs. Fothergill and Koster departed the Company during fiscal 2023, they were not eligible to receive a payout under the Company’s non-equity incentive compensation plan.

(5)
There was no change in the value of Mr. Kathwari’s retirement contract during the fiscal years 2023, 2022 or 2021, respectively, and no above-market interest has been earned on any non-qualified deferred compensation.

(6)
Amounts shown represent contributions by the Company pursuant to The Ethan Allen Retirement Savings Plan for each NEO other than Messrs. Kathwari and Fothergill. The amount for Mr. Kathwari during fiscal 2023 includes costs incurred by the Company for: (i) contributions by the Company pursuant to The Ethan Allen Retirement Savings Plan of  $2,379; (ii) life insurance premiums of  $15,744; and (iii) use of a Company car of  $85,848. The amount for Mr. Fothergill includes contributions by the Company pursuant to The Ethan Allen Retirement Savings Plan of  $2,379 and a severance payment of $100,000.

Grants of Plan-Based Awards
The following table provides information on all plan-based awards granted during fiscal 2023 to each NEO. There can be no assurance that the grant date fair value of the awards, as listed in this table, will ever be realized. The grant date fair value of the performance stock unit awards and restricted stock unit awards are included in the “Stock Awards” column of the Summary Compensation Table.
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards ($) (1)			Estimated future stock award units under equity incentive plan awards (#) (2)			All Other Stock Awards: Number of Stock Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
		Threshhold	Target	Maximum	Threshhold	Target	Maximum
M. Farooq Kathwari	7/1/2022	$690,000	$1,150,000	$1,610,000	—	—	—	—	—
M. Farooq Kathwari	8/9/2022	—	—	—	39,862	64,394	88,924	15,939	$1,518,005
Matthew J. McNulty	7/1/2022	$45,000	$75,000	$105,000
Matthew J. McNulty	8/9/2022	—	—	—	1,860	3,000	4,140	1,540	$86,255
Amy Franks	7/1/2022	$78,739	$131,232	$183,725
Amy Franks	8/9/2022	—	—	—	2,440	3,937	5,432	1,684	$106,631
Ashley Fothergill (5)	7/1/2022	$46,500	$77,500	$108,500
Ashley Fothergill (5)	8/9/2022	—	—	—	1,538	2,479	3,422	1,273	$71,283
Eric D. Koster (6)	7/1/2022	$15,000	$25,000	$35,000
Eric D. Koster (6)	8/9/2022	—	—	—	529	853	1,178	821	$31,989

(1)
Awards represent potential payments under the fiscal 2023 annual non-equity incentive program. Payments are based on specified target levels of Net Sales and Adjusted Operating Income, as described in the CD&A. NEOs must be employed on the date the payments are made (typically in August of each year with respect to the preceding fiscal year) to be eligible. As Messrs. Fothergill and Koster departed during fiscal 2023, they were not eligible to receive a payout under the fiscal 2023 non-equity incentive plan program.

(2)
Awards represent potential payments under performance-based stock units granted under the Company’s Stock Incentive Plan during fiscal 2023. Refer to the CD&A for a more detailed description of the performance measures associated with these awards. NEOs must be employed throughout the performance measurement period. As Messrs. Fothergill and Koster departed during fiscal 2023, which is prior to the final measurement date, they were not eligible to vest shares granted in fiscal 2023.

(3)
The Company awarded service-based restricted stock units to each NEO during fiscal 2023. These restricted stock units vest ratably over three years on the anniversary of the grant date, commencing on August 9, 2023. As Messrs. Fothergill and Koster departed during fiscal 2023, which is prior to the first anniversary vesting date, they were not eligible to vest any service-based restricted shares.

(4)
Reflects the total grant date fair value of the stock awards granted during fiscal 2023, with the performance-based shares based on the probable level of achievement. Grant date fair values were determined in accordance with Accounting Standards Codification Topic 718. Refer to note 17 to the consolidated financial statements contained in the 2023 Annual Report for valuation assumptions with respect to these awards granted.

(5)
Effective February 1, 2023, Mr. Fothergill departed from the Company; therefore the amounts reported above were forfeited prior to June 30, 2023.

(6)
Effective April 28, 2023, Mr. Koster retired from the Company; therefore the amounts reported above were forfeited prior to June 30, 2023.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding the number and value of equity awards held by the NEOs at June 30, 2023.
		Option Awards					Stock Awards (1)
Name	Notes	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentives Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
M. Farooq Kathwari	(2)	8/12/2020	—	—	—	—	81,250	$2,297,750	—	—
	(3)	8/3/2021	—	—	—	—	—	—	81,250	$2,297,750
	(5)	8/9/2022	—	—	—	—	—	—	15,939	$450,755
	(6)	8/9/2022	—	—	—	—	—	—	88,924	$2,514,771
	(7)	1997-2002	—	—	—	—	126,000	$3,563,280	—	—
Matthew J. McNulty	(4)	8/10/2021	—	—	—	—	2,250	$63,630	—	—
	(5)	8/9/2022	—	—	—	—	—	—	1,540	$43,551
	(6)	8/9/2022	—	—	—	—	—	—	4,140	117,079
Amy Franks	(4)	8/10/2021	—	—	—	—	3,000	$84,840	—	—
	(5)	8/9/2022	—	—	—	—	—	—	1,684	$47,624
	(6)	8/9/2022	—	—	—	—	—	—	5,432	$153,617
Ashley Fothergill	(8)	—	—	—	—	—	—	—	—	—
Eric D. Koster	(9)	—	—	—	—	—	—	—	—	—

(1)
The market value of unvested shares and the market or payout value on unearned shares was calculated at the closing market price at June 30, 2023 of $28.28.

(2)
The vesting of 81,250 performance stock units granted on August 5, 2020 were completed on August 31, 2023, after the determination of the shares awarded was finalized by the Compensation Committee of the Board of Directors. The market or payout value was calculated at the closing market price at June 30, 2023 of  $28.28. Upon vesting of the 81,250 units on August 31, 2023, there is no remaining portion of this grant to report as being unearned or unvested.

(3)
The vesting of performance stock units granted on August 3, 2021 depends upon attainment of performance metrics over a three-year measurement period. The number of Unearned Shares included in the table above is based on the actual performance results for the truncated performance period ended June 30, 2023 and assumes payout at the next highest performance level, which is the maximum level (125% of target).

(4)
Service-based restricted stock units granted on August 10, 2021 vest ratably over four years on the anniversary of the grant date, commencing on August 10, 2022.

(5)
Service-based restricted stock units granted on August 9, 2022 vest ratably over three years on the anniversary of the grant date, commencing on August 9, 2023.

(6)
The vesting of performance stock units granted on August 9, 2022 depends upon attainment of performance metrics over a three-year measurement period. The number of Unearned Shares included in the table above is based on the actual performance results for the truncated performance period ended June 30, 2023 and assumes payout at the next highest performance level, which is the maximum level (125% of target).

(7)
Mr. Kathwari was granted 126,000 shares of stock units between 1997 and 2002, for which payment has been deferred until termination of his employment for any reason.

(8)
Effective February 1, 2023, Mr. Fothergill departed from the Company therefore any previously granted equity awards have been forfeited as of June 30, 2023.

(9)
Effective April 28, 2023, Mr. Koster resigned from the Company therefore any previously granted equity awards have been forfeited as of June 30, 2023.

Option Exercises and Stock Vested
The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2023. None of our NEOs exercised stock options during fiscal 2023.
	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
M. Farooq Kathwari	—	—	12,500	$338,000
Matthew J. McNulty	—	—	750	$19,485
Amy Franks	—	—	1,000	$25,980
Ashley Fothergill	—	—	375	$9,743
Eric D. Koster	—	—	250	$6,808
Nonqualified Deferred Compensation
The Company maintains the following nonqualified deferred compensation plans for Mr. Kathwari:
Dividend Book account. Holds dividends and accrued interest payable from a restricted stock book account established pursuant to his previous employment agreements. As of each dividend record date for the common stock occurring on or after the date of any grant made pursuant to his previous employment agreements, of shares of restricted stock, but prior to the date such shares became vested or forfeited, an account established by the Company for the benefit of Mr. Kathwari was credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Previous amounts credited to the account earn interest at the rate of 5% per year until distribution. Mr. Kathwari is fully vested in all amounts credited to the account, which will be distributed to him in cash as soon as practicable after the termination of his employment.
Retirement Contract account. Entitles Mr. Kathwari to a maximum payment of $225,000 under an agreement dated September 26, 1983. Such payment has been deferred until the month in which his employment with the Company terminates and shall be paid in 120 monthly installments. In the event Mr. Kathwari dies before receiving all retirement payments, Mr. Kathwari’s widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of (a) their death or (b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.
Stock Unit account. Holds 126,000 stock units issued in connection with Mr. Kathwari’s 1997 employment agreement and for which payment has been deferred until termination of employment. Dividends are paid in cash to Mr. Kathwari on these stock units.
Name	Executive Contributions In FY 2023	Company Contributions In FY 2023 (1)	Aggregate Earnings In FY 2023 (1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 6/30/2023 (FYE) (3)
M. Farooq Kathwari
Dividend Book	$—	$—	$39,334	$—	$800,642
Retirement Contract	$—	$—	$—	$—	$225,000
Stock Unit	$—	$—	$229,320	$(229,320)	$3,563,280

(1)
None of the Company contributions and aggregate earnings during fiscal 2023 are included in the Summary Compensation Table.

(2)
The Dividend Book account earned 5% interest during fiscal 2023. The Stock Unit account paid regular quarterly and special cash dividends on the stock units held in the account.

(3)
The Aggregate Balance of  $225,000 with respect to the Retirement Contract account reflects the total payments due upon Mr. Kathwari’s separation from service. The deferred account balances are distributed in full upon separation of employment, except for retirement contract amount, which is to be paid over 120 months. The Aggregate Balance of  $3,563,280 with respect to the Stock Unit account is based on the closing price of Company common stock as of June 30, 2023 of  $28.28.

Potential Payments upon Termination or Change in Control
We maintained a change in control provision with the CEO as set forth in his employment agreement. We also have change in control provisions with each NEO as set forth in the Company’s Change in Control Severance Plan and within their respective equity agreements.
The Company’s plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc., or (iv) the Company’s incumbent directors cease to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.
For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive’s retaining a larger after-tax amount, considering the income, excise and other taxes imposed on the payments and benefits. The plans or agreements include non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims. Potential payments under the plans and agreements are reflected in the table that follows under Potential Payments upon Termination or Change in Control. The treatment of benefits under each plan or agreement on termination or change in control is detailed in the footnotes to the table.
A termination of employment is a requirement for the acceleration of stock option grants, performance-based stock units and service-based restricted stock unit awards upon a change in control. Under the Company’s Stock Incentive Plan, the Compensation Committee, may, in its discretion, notwithstanding the grant or award agreement, upon termination without cause, fully vest any and all performance-based or service-based restricted stock unit awards or stock option grants. Mr. Kathwari’s performance-based and restricted stock unit awards are governed by his employment agreement and no assumption is made regarding Compensation Committee action fully vesting those awards. The amounts shown below assume the Compensation Committee fully vested any and all performance-based and restricted stock unit awards and stock option grants under the Stock Incentive Plan. If Mr. Kathwari’s employment is terminated for any reason, including death, disability or change in control, the value of nonqualified deferred compensation plan accounts would become immediately payable in accordance with the term of those agreements. See “Nonqualified Deferred Compensation” table for more information on those plans. For purposes of better understanding the foregoing, certain terms are summarized below:
•
Generally, a “change in control” means (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then-outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company’s incumbent directors cease to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

•
Generally, and with respect to Mr. Kathwari, “Good Reason” means and shall be deemed to exist if, without Mr. Kathwari’s consent: (a) he is assigned any duties or responsibilities materially inconsistent with his titles or positions; (b) his duties, responsibilities or effective authority is reduced; (c) he is not appointed to, or is removed from, his offices or positions (including as a director and Chairman of the Board and of Ethan Allen Global, Inc.; (d) the Company breaches any material term or provision of Mr. Kathwari’s Employment Agreement or fails to have the agreement assumed by a successor; (e) his compensation is decreased; (f) his office location is changed more than 50 miles from its location in Danbury, Connecticut; (g) the Company attempts to terminate his employment for cause when cause does not exist; or (h) a change in control occurs (under certain conditions).

•
Generally, “cause” means (a) the conviction of a felony or (b) gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, a subsidiary and/or affiliate in carrying out his duties that remains uncured.

The amount of compensation which would have been payable to the NEOs upon termination of employment, assuming a June 30, 2023 termination date, and for purposes of the last column, a change in control as of the same date, is listed in the following table.

	Termination With Cause	Voluntary Termination/ Retirement	Termination Without Cause	Death or Disability	Change in Control (11)
M. Farooq Kathwari
Salary (1)	$—	$—	$2,300,000	$1,150,000	$2,300,000
Bonus (2)	—	—	2,000,000	—	2,000,000
Life and disability payments (3)	—	—	31,488	15,744	15,744
Restricted stock units (4)	—	—	—	—	450,755
Performance stock units (5)	—	6,894,890	6,894,890	6,894,890	5,957,012
Health and welfare payments (6)	—	29,859	29,859	—	29,859
Matthew J. McNulty
Salary (7)	$—	$—	$—	$—	$375,000
Bonus (8)	—	—	—	—	67,912
Restricted stock units (4)	—	—	—	—	107,181
Performance stock units (9)(10)	—	—	—	111,338	84,840
Amy Franks
Salary (7)	$—	$—	$—	$—	$410,100
Bonus (8)	—	—	—	—	111,338
Restricted stock units (4)	—	—	—	—	132,464
Performance stock units (9)(10)	—	—	—	146,094	111,338

(1)
Under the Employment Agreement, if Mr. Kathwari’s employment is terminated other than for cause, voluntary termination, or retirement, he is entitled to salary continuation for a period of 24 months from and after the date of termination, or in the event of death or disability, a period of 12 months. The amount disclosed is the total undiscounted amount of future salary payments.

(2)
Under the Employment Agreement, if Mr. Kathwari’s employment is terminated other than for cause, voluntary termination, or retirement, he would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. If Mr. Kathwari’s employment is terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in the Employment Agreement), he would be entitled to a lump sum payment, within 75 days following termination of employment, equal to the lesser of  (i) the sum of his two (2) largest annual bonuses or (ii) $2.0 million.

(3)
Under the Employment Agreement, if Mr. Kathwari’s employment is terminated without cause, the Company would continue to pay life and disability insurance payments for 24 months from and after the date of termination, or in the event of disability, or change in control, for 12 months. The amount disclosed is the total undiscounted amount of future life and disability insurance payments.

(4)
Amounts calculated by multiplying the number of unvested restricted stock outstanding by the closing market price of  $28.28 as of June 30, 2023. This value reflects what would have been recognized upon immediate vesting due to a change in control. For additional information on all outstanding restricted stock unit awards, including those that are unvested as of June 30, 2023, see the “Outstanding Equity Awards at Fiscal Year-End” table.

(5)
If Mr. Kathwari is terminated due to retirement, death, disability, or without cause, all performance shares would remain outstanding and be subject to vesting and earning in accordance with the Employment Agreement. If Mr. Kathwari’s employment is terminated due to the event of a change in control, all performance stock unit grants outstanding on the date of termination shall fully vest at the target level. The closing market price as of June 30, 2023 of  $28.28 was used to value the shares.

(6)
If Mr. Kathwari’s employment is terminated due to retirement, without cause, or change in control, he is entitled to health and welfare benefits for a period of 24 months following the termination of his employment. The Company’s estimated cost for medical and dental insurance was used to value the benefit.

(7)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to 12 months’ salary in the event of a change in control.

(8)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to the average bonus earned during the past three fiscal years in the event of a change in control.

(9)
If the NEO’s employment is terminated due to death or disability, all performance stock unit grants outstanding on the date of termination shall remain outstanding and be subject to vesting and earning in accordance with the applicable performance stock unit agreement.

(10)
If the NEO’s employment is terminated due to change in control, all performance stock unit grants outstanding on the date of termination shall fully vest at the target level as of the date of termination. The closing market price as of June 30, 2023 of  $28.28 was used to value the shares.

(11)
Amounts reflect termination by the Company without cause, or resignation by executive with good reason, in connection with a Change in Control.

PAY RATIO DISCLOSURE
For fiscal 2023, our last completed fiscal year, the annual total compensation of our CEO was $4,209,298 and the median annual total compensation of all employees of our Company, other than our CEO, was $37,513. Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees, excluding our CEO, was 112 to 1.
For purposes of the above disclosure, we identified our median employee as of June 17, 2023, pursuant to SEC executive compensation disclosure rules. The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported. To identify, and to determine the annual total compensation of, the median employee, we used the following methodology and assumptions for fiscal 2023:

•
We used total compensation, which includes base pay, bonus, commission, overtime, 401(k) company match, profit sharing, equity awards, and other compensation, as applicable, for all of our U.S. employees, excluding our CEO, and all of our employees located in Canada, Mexico and Honduras who were employed by us as of June 17, 2023, as our consistently applied compensation measure (“CACM”).

•
We annualized compensation for newly hired employees who were hired between July 1, 2022 and June 17, 2023. However, we did not annualize compensation for employees who were rehired or furloughed during such period and did not make full-time equivalent adjustments for any part-time employees.

•
We applied the U.S. dollar exchange rate as of June 17, 2023 to the compensation elements paid in Canadian, Mexican, and Honduran currency.

•
We did not utilize the de minimis exception for employees in other countries, statistical sampling or other similar methods, or any cost-of-living adjustment in calculating the pay ratio.

Applying the CACM, we identified one employee as the median employee. After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as disclosed earlier in the Summary Compensation Table.

PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance Table (as set forth below) is required to include “Compensation Actually Paid,” as calculated per SEC disclosure rules, to the Company’s CEO and non-CEO NEOs, as noted below. “Compensation Actually Paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to performance-based and service-based restricted unit awards and stock options, which remain subject to forfeiture if the vesting conditions are not satisfied.
Pay Versus Performance Table
The pay versus performance table includes information for fiscal 2023, 2022 and 2021.
Year	Summary Compensation Table Total for CEO (1)(2)	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for Non-CEO NEOs (1)(2)	Average Compensation Actually Paid to Non-CEO NEOs (1)	Value of Initial Fixed $100 Investment Based On:
					Ethan Allen Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)	Net Income ($000) (5)	Net Sales ($000) (6)
2023	$ 4,209,298	$ 6,434,816	$ 473,754	$ 474,252	$ 294	$ 133	$ 105,807	$ 791,382
2022	4,075,599	3,616,585	435,671	300,184	$ 197	$ 119	103,280	817,762
2021	3,780,814	5,866,473	567,388	723,881	$ 249	$ 189	60,005	685,169

(1)
The CEO and all other NEOs for the applicable fiscal years were as follows:

•
FY 2023: M. Farooq Kathwari served as the Company’s CEO for the entirety of FY 2023 and the Company’s other NEOs were: Matthew J. McNulty, Amy Franks, Ashley Fothergill, and Eric D. Koster.

•
FY 2022: M. Farooq Kathwari served as the Company’s CEO for the entirety of FY 2022 and the Company’s other NEOs were: Matthew J. McNulty, Amy Franks, Ashley Fothergill, Eric D. Koster and Corey Whitely.

•
FY 2021: M. Farooq Kathwari served as the Company’s CEO for the entirety of FY 2021 and the Company’s other NEOs were: Corey Whitely, Rodney Hutton, Daniel Grow, Eric D. Koster and Clifford Thorn.

(2)
Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table. With respect to the Non-CEO NEOs, amounts shown represent averages.

(3)
The amounts in this column assume the investment of  $100 on June 30, 2020, in Ethan Allen’s common shares traded on the NYSE and the reinvestment of all dividends since that date.

(4)
The amounts in this column assume the investment of  $100 on June 30, 2020, in the Dow Jones U.S. Furnishings Index and the reinvestment of all dividends since that date.

(5)
Amounts reflect Ethan Allen’s net income as reported in the Company’s audited consolidated financial statements for each applicable year.

(6)
While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Net Sales is the financial performance measure that, in Ethan Allen’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to the CEO and NEOs, for the most recently completed fiscal year, to company performance.

Adjustments to Compensation Actually Paid
The following tables detail the adjustment to the Summary Compensation Table to determine “Compensation Actually Paid” for the CEO and the average “Compensation Actually Paid” for Non-CEO NEOs. The amounts do not reflect actual compensation earned or paid to our CEO and non-CEO NEOs during the applicable year.
CEO Summary Compensation Table Total to Compensation Actually Paid:
		Adjustments Related to Equity Awards
		Deductions	Additions
Year	Summary Compensation Table Total for CEO (1)	Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year (2)	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year (3)	Increase/ (Decrease) in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years (3)	Increase/ (Decrease) in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year (3)	Increase/ (Decrease) in Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year (3)	Equals Compensation Actually Paid to CEO
2023	$ 4,209,298	$ (1,518,005)	$ 2,055,387	$ 806,373	$ 881,763	$ —	$ 6,434,816
2022	4,075,599	(1,115,010)	1,125,985	(342,454)	(127,535)	—	3,616,585
2021	3,780,814	(809,290)	2,164,188	344,575	386,186	—	5,866,473
Average Non-CEO NEOs Compensation Table Total to Compensation Actually Paid:
		Adjustments Related to Equity Awards
		Deductions	Additions
Year	Average Summary Compensation Table Total for Non-CEO NEOs (1)	Average Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year (2)	Average Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year (3)	Average Increase/ (Decrease) in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years (3)
Average
Increase/ (Decrease)
in Fair Value as of
Vesting Date of Stock
Option and Stock
Awards Granted in
Prior Fiscal Years for
which Applicable
Vesting Conditions
Were Satisfied During
Fiscal Year (3)

Average
Increase/ (Decrease)
in Fair Value as of
Prior Fiscal Year-End
of Stock Option and
Stock Awards Granted
in Prior Fiscal Years
that Failed to Meet
Applicable Vesting
Conditions During
Fiscal Year (3)
							Equals Average Compensation Actually Paid to Non-CEO NEOs
2023	$ 473,754	$ (74,040)	$ 64,602	$ 12,309	$ 2,861	$ (5,234)	$ 474,252
2022	435,671	(57,829)	26,976	(498)	(359)	(103,777)	300,184
2021	567,388	(75,408)	200,794	17,481	15,089	(1,463)	723,881

(1)
Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table. With respect to the Non-CEO NEOs, amounts shown represent averages.

(2)
Amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. With respect to the Non-CEO NEOs, amounts shown represent averages.

(3)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were re-measured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables above. For PSUs with a TSR metric, the fair values as of each measurement date (prior to the end of the performance period) were determined using a Monte Carlo simulation pricing model, with assumptions and methodologies that are consistent with those used to estimate fair value at grant date under U.S. GAAP. For PSUs with net sales and return on equity metrics, the fair values reflect the probable outcome of the performance vesting conditions as of each measurement date.

Pay Versus Performance Table Discussion and Analysis
The following charts show the relationship between Compensation Actually Paid (“CAP”) to our CEO and Average Compensation Actually Paid to our Non-CEO NEOs, and Ethan Allen’s TSR, Net Sales, and Net Income, as well as the relationship between Ethan Allen’s TSR and the TSR of our peer group.
TSR: Company versus Peer Group and Compensation Actually Paid. Our three-year cumulative TSR for fiscal 2021 through 2023 has outperformed the three-year cumulative TSR for companies included in our peer group. Our NEO long-term incentive compensation program includes TSR as a performance metric. The Compensation Committee selected TSR to add a measure of performance of the Company in comparison to its peer group. CAP for our CEO and NEOs were aligned with our TSR during the applicable period.
Compensation Actually Paid versus Net Sales. Net Sales was chosen as the Company Selected Measure because it is important in measuring the overall financial health of the Company and is also a prominent metric in our annual non-equity incentive and long-term equity incentive compensation programs. The Compensation Committee selected net sales as a broad indicator of attaining strategic objectives and a core driver of the Company’s performance. The variation in CAP compared to Net Sales is being driven by the vesting levels of our performance-based equity awards which are measured over a three-year period. Net Sales is measured on a GAAP basis and does not reflect any adjustments. Refer to the section titled “Compensation Discussion and Analysis” for further information on the Company’s executive compensation programs.

Compensation Actually Paid versus Net Income. Net Income is not a direct component of our annual non-equity and long-term equity incentive compensation programs, however it is correlated with other components of our annual non-equity incentive and long-term equity incentive compensation programs, such as our adjusted operating income and return on equity metric. The variation in CAP compared to Net Income is being driven by the vesting levels of our performance-based equity awards which are measured over a three-year period. Net Income is measured on a GAAP basis and does not reflect any adjustments. Refer to the section titled “Compensation Discussion and Analysis” for further information on the Company’s executive compensation programs.
Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment, represent the most important financial performance measures used by the Company to link compensation actually paid for the NEOs to Company performance during fiscal 2023. These metrics are further detailed under our annual non-equity and long-term equity incentive compensation programs in the CD&A.
•
Net Sales and Sales Growth

•
Adjusted Operating Income

•
Return on Equity

•
Total Shareholder Return

PROPOSAL 3:  TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes to approve the compensation of the named executive officers once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
Our Board of Directors has determined that an annual advisory vote to approve the compensation of named executive officers will allow our stockholders to provide the timeliest input on Ethan Allen’s executive compensation philosophy and practices as disclosed in the proxy statement each year. The vote is advisory, which means that the vote is not binding on Ethan Allen, our Board, or the Compensation Committee.
The proxy card enables stockholders to vote for “1 year,” “2 years,” or “3 years” or to abstain. Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions.
The Board unanimously recommends a vote for 1 YEAR as the preferred frequency for future advisory votes to approve the compensation of our named executive officers.

PROPOSAL 4:  RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selects and hires our independent registered public accounting firm and has reappointed CohnReznick LLP (“CohnReznick”), as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024. In executing its responsibilities, the Audit Committee reviews the qualifications, performance, and independence of its registered public accounting firm annually. In conducting its review, the Audit Committee considered, among other things: information relating to audit effectiveness; the depth and expertise of the audit team, including their demonstrated understanding of the Company’s businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of CohnReznick’s communications with the Audit Committee and management; the accessibility, responsiveness, technical competence, and professionalism of the lead audit partner and other members of the audit team assigned to our account; CohnReznick’s tenure, institutional knowledge and deep expertise as our independent auditor; the impact to the Company of changing auditors; the appropriateness of CohnReznick’s fees; and CohnReznick’s ability to employ professional skepticism, objectivity, integrity, and trustworthiness. The Audit Committee also received from CohnReznick a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence, consistent with the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee discussed with CohnReznick any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence.
CohnReznick has been retained as the Company’s independent registered public accounting firm continuously since 2022. In accordance with SEC rules and CohnReznick policies, the firm’s lead engagement partner rotates every five years. In assessing independence, the Audit Committee reviews the fees paid, including those related to non-audit services. The Audit Committee conducted a comprehensive process to evaluate the professional qualifications of CohnReznick and the primary engagement team that would serve the Company, the quality of the firm’s audit process, and the Company’s ability to achieve a long-term competitive fee structure. As a result of its evaluation of CohnReznick’s qualifications, performance and independence, the Audit Committee and the Board believe that the continued retention of CohnReznick to serve as the Company’s independent registered public accounting firm for the year ending June 30, 2024 is in the best interests of the Company and its stockholders. A representative of CohnReznick will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. CohnReznick will also be available to respond to appropriate questions. We are asking you to ratify the Audit Committee’s appointment of CohnReznick as our independent registered public accounting firm.
Although ratification is not required by our By-Laws, the Board is submitting the appointment of CohnReznick to you for ratification as a matter of good corporate practice, upon the selection and recommendation of the Audit Committee. If the Audit Committee’s appointment is not ratified, the Audit Committee will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.
Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of CohnReznick as our independent registered public accounting firm for the year ending June 30, 2024. The affirmative vote of the holders of the majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.
The Board unanimously recommends a vote FOR the ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

Audit Fees
The following table represents the aggregate professional fees paid to CohnReznick for services rendered during fiscal 2023 and 2022 for the following categories of service.
	2023	2022(3)
Audit fees (1)	$ 890,796	$ 1,009,124
Tax fees (2)	—	7,500
Total fees	$ 890,796	$ 1,016,624

(1)
Represents the aggregate fees for professional services rendered for the integrated audit of the Company’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for statutory audits.

(2)
Represents the aggregate fees incurred in connection with tax compliance, tax advice and tax planning services.

(3)
On February 7, 2022, the Company selected CohnReznick as its auditors for the year ended June 30, 2022. Total fees paid to CohnReznick for the year ended June 30, 2022 were $839,124. On that same date, KPMG LLP (“KPMG”) was dismissed as the Company’s auditors. Total fees paid to KPMG for fiscal year 2022 were $177,500.

The Audit Committee has determined that the provision of non-audit services are compatible with maintaining independence under SEC and PCAOB rules.
During fiscal 2022, the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the year ended June 30, 2022. As a result of this process and following careful deliberation, on February 7, 2022, the Audit Committee dismissed KPMG as the Company’s independent registered public accounting firm, and concurrently selected CohnReznick to replace KPMG effective as of that same date. During the periods preceding KPMG’s dismissal there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its report; and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
Audit and Non-Audit Engagement Pre-Approval Policy
The Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be specifically approved in advance by the Chairperson of the Audit Committee or, in the Chair’s discretion or in the case that any such engagement is more than $10,000, by the full Audit Committee.
AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company’s financial statements. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, CohnReznick, has the primary responsibility to independently audit the Company’s financial statements and its internal controls in accordance with the auditing standards of the PCAOB. The duties of the Audit Committee include, but are not limited to:
•
appointing, replacing, compensating, overseeing, and reviewing the performance of the Company’s independent registered public accounting firm;

•
assessing the scope and structure of the Company’s internal audit function;

•
reviewing the scope of audits to be conducted by the independent registered public accounting firm, as well as the results thereof;

•
pre-approving audit and permitted non-audit- services provided to the Company by the independent registered public accounting firm; and

•
reviewing with management and the independent registered public accounting firm the Company’s quarterly financial filings prior to the filing of its Quarterly Reports on Form 10-Q and the annual audited financial statements prior to the filing of its Annual Report on Form 10-K.

In accordance with SEC regulations, the Audit Committee has approved an Audit Committee charter describing the responsibilities of the Audit Committee. The Board has concluded that each member of the Audit Committee is independent within the meaning of the SEC and NYSE rules and regulations, including the additional independence requirements applicable to audit committee members. The Board has determined that all Audit Committee members, as required by the SEC and NYSE rules and regulations, are financially literate with accounting or related finance management expertise. The Board has determined that Cynthia Ekberg Tsai (Chair), Gina Casar, John J. Dooner, Jr. and Tara I. Stacom each qualify as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of Regulation S-K.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed, with management and CohnReznick, the audited financial statements contained within the 2023 Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, the Audit Committee reviewed with management and CohnReznick, the Company’s independent registered public accounting firm, the results of management’s assessment of the effectiveness of the Company’s system of internal control over financial reporting as of June 30, 2023 and CohnReznicks’ audit of internal control over financial reporting as of June 30, 2023.
The Audit Committee also reviewed with CohnReznick such other matters as are required to be discussed under applicable auditing standards of the PCAOB. The Audit Committee has received and reviewed with CohnReznick the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with CohnReznick its independence from management and the Company and considered whether the non-audit services provided by CohnReznick to the Company are compatible with maintaining CohnReznick’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements for the year ended June 30, 2023 to be included in the 2023 Annual Report. The Audit Committee has selected CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 and has asked the stockholders to ratify the selection.
CYNTHIA EKBERG TSAI (CHAIR)
GINA CASAR
JOHN J. DOONER, JR.
TARA l. STACOM
The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

INSTRUCTIONS FOR VIRTUAL MEETING PARTICIPATION
To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/ETH2023 and enter the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into the Annual Meeting platform beginning at 10:45 A.M. Eastern Time on November 9, 2023. The Annual Meeting will begin promptly at 11:00 A.M. Eastern Time on November 9, 2023.
The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets, and smart phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you wish to submit a question, you may do so during the Annual Meeting at http://www.virtualshareholdermeeting.com/ETH2023. Questions pertinent to Annual Meeting matters will be recognized and answered during the Annual Meeting, subject to time constraints. Questions will be read at the Annual Meeting by one of the Company’s representatives. Questions and answers may be grouped by topic and substantially similar questions may be answered once. To promote fairness and efficient use of resources, only one question may be asked per stockholder. Questions will be limited to topics relevant to the Company’s business. For example, personal matters are not appropriate topics. In addition, statements of advocacy that are not questions or do not relate to the Company’s business will not be addressed. Further detailed guidelines regarding submitting written questions during the Annual Meeting will be made available at http://www.virtualshareholdermeeting.com/ETH2023. Appropriate questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted and answered online at https://ir.ethanallen.com and be available as soon as practicable after the Annual Meeting.
If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING
Q:
What is the purpose of Annual Meeting?

A:
This Proxy Statement and the accompanying proxy or voting instruction card is furnished in connection with the solicitation by the Board, of proxies for use at the Annual Meeting to be held on Thursday, November 9, 2023 at 11:00 A.M. Eastern Time, or any adjournment thereof. The Notice, this Proxy Statement and our 2023 Annual Report are first being made available to stockholders on September 29, 2023.

We will hold the Annual Meeting to enable stockholders to vote on the following matters:
Proposal 1.
to elect six director nominees identified in this Proxy Statement to serve until the 2024 Annual Meeting of Stockholders;

Proposal 2.
to approve, by a non-binding advisory vote, Named Executive Officer compensation as further described in this Proxy Statement;

Proposal 3.
to approve, by a non-binding advisory vote, the frequency of future advisory votes to approve the compensation of our named executive officers;

Proposal 4.
to ratify the appointment of CohnReznick as our independent registered public accounting firm for the 2024 fiscal year; and

to transact such other business as may properly come before the Annual Meeting.
Stockholders will be asked to vote for nominees for all director seats on the Board as of the Annual Meeting. The term of office for directors elected at the Annual Meeting will continue until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier removal, resignation, or death. The nominees for election are: M. Farooq Kathwari, Gina Casar, John J. Dooner, Jr., David M. Sable, Tara I. Stacom and Cynthia Ekberg Tsai.

Q:
How can I attend the Annual Meeting?

A:
The Annual Meeting will be conducted as a virtual-only meeting via the Internet. Only stockholders and certain other permitted attendees may attend the live webcast of our Annual Meeting. Stockholders may attend the virtual meeting and electronically submit questions during the meeting by visiting http://www.virtualshareholdermeeting.com/ETH2023. Stockholders will need the 16-digit control number included in the Notice, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into the virtual meeting platform beginning at 10:45 A.M. Eastern Time on November 9, 2023. The Annual Meeting will begin promptly at 11:00 A.M. Eastern Time on November 9, 2023. If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting site.

Q:
What is a proxy?

A:
A proxy is a document by which you authorize someone else to vote for you at a stockholder meeting in the way that you want to vote. That document is called a “proxy” or, if your shares are held in “street name” (i.e., through a bank, broker, or other nominee) and you give instructions to the record holder of your shares, is called a “voting instruction card.” You also may choose to abstain from voting.

If your shares are held in street name, to be admitted to the Annual Meeting, you may be required to obtain a legal proxy reflecting the number of shares of our Common Stock, par value $0.01 per share (“Common Stock”) you held as of the Record Date, and you must follow the instructions you receive from your broker, bank, or nominee for further instructions as well as those you receive via email after your successful registration.
Q:
How are proxies being solicited and who pays the related expenses?

A:
Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. None of our officers or employees will receive any extra compensation for soliciting you. We may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy materials to their principals. You may also be solicited by means of news releases issued by the Company, postings on our website, www.ethanallen.com and print advertisements. We have not engaged a professional proxy solicitation firm. We will bear the cost of solicitation of proxies.

Q:
Who is entitled to vote?

A:
Only record holders of shares of our Common Stock at the close of business on the Record Date for the Annual Meeting are entitled to vote at the Annual Meeting. The Board has fixed the close of business on September 14, 2023 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 25,393,588 shares of Common Stock outstanding. The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.

Q:
What is the difference between being a “record holder” and holding shares in “street name”?

A:
A record holder holds shares in their or its name. Shares held in street name are shares that are held in the name of a bank, broker, or other nominee on behalf of the person or entity.

Q:
How can I access the proxy materials on the Internet?

A:
In accordance with the rules of the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We instead sent stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet and voting via the Internet or by telephone. The Notice was mailed on September 29, 2023. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

The Notice provides you with instructions regarding how to:
•
view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•
instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Q:
How do I receive a copy of the Annual Report?

A:
The 2023 Annual Report is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice, this Proxy Statement and our 2023 Annual Report are available at our website at https://ir.ethanallen.com. Additionally, and in accordance with SEC rules, you may access this Proxy Statement at www.proxyvote.com. Upon written request by any stockholder to the Office of the Corporate Secretary, Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286, we will furnish, without charge, a copy of the 2023 Annual Report, including the financial statements and the related footnotes. The Company’s copying costs will be charged if exhibits to the 2023 Annual Report are requested. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC’s website at www.sec.gov or on our website at https://ir.ethanallen.com.

Q:
How do I vote?

A:
If you are a stockholder, you can vote your shares in any of the following ways:

•
By Internet—You can submit a proxy over the Internet by logging on to www.proxyvote.com, entering your control number located on the proxy or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank, or other nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank, or other similar organization that you must follow in order to submit your proxy over the Internet.

•
By telephone—You can submit a proxy by telephone by calling the toll-free number 1-800-690-6903, entering your control number located on the proxy or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank, or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank, or other similar organization that you must follow in order to submit a proxy by telephone.

•
By mail—You can submit a proxy by completing, dating, signing, and returning your proxy in the postage paid envelope provided. You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney, or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank, or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank, or other similar organization by mail, please complete, date, sign and return your voting instruction card in the postage paid envelope provided by your brokerage firm, bank, or other similar organization.

•
Virtually—You may vote over the Internet during the Annual Meeting at www.virtualshareholdermeeting.com/ETH2023 and using your 16-digit control number (included on the Notice, on your proxy card or in the instructions that accompanied your proxy materials).

Your vote is important. The Board urges you to submit a proxy for your shares as soon as possible by following the instructions provided on the enclosed proxy or voting instruction card you receive from your brokerage firm, bank, or other similar organization. Internet and telephone submission of proxies is available 24 hours a day, and, if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote virtually at the Annual Meeting, your proxy must be received by 11:59 p.m., Eastern Time, on November 8, 2023. Even if you submit your proxy or voting instructions by one of the methods listed above, you still may vote virtually at the Annual Meeting if you are the record holder of your shares. If you are a beneficial owner, you must obtain a “legal proxy” from the record holder in order to vote your shares at the Annual Meeting. Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.
Q:
What happens if I do not provide instructions on how to vote or if other matters are presented for determination at the Annual Meeting?

A:
If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (i.e., not in street name through a bank, broker, or other nominee) and if you sign your proxy card, but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote as the Board recommends.

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the proxy holders will vote as the Board recommends or, if no recommendation is given, in accordance with their best judgment.

Q:
How can I vote my shares of Common Stock that I own through the Ethan Allen Retirement Plan for employees?

A:
If you own your shares through the Ethan Allen Retirement Plan, you can direct the trustee to vote the shares held in your account in accordance with your instructions by returning the voting instruction card for your account or by registering your instructions over the Internet or by telephone as directed on the voting instruction card for your account. If you wish to instruct the trustee on the voting of shares held in your account, you should submit those instructions no later than 7:00 A.M., Eastern Time, on November 7, 2023. The trustee will vote shares for which no voting instructions were received on or before that date as directed by the plan fiduciary.

Q:
Can I change my vote after I have voted?

A:
Prior to the Annual Meeting, a later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should contact our Corporate Secretary or proxy solicitor at the addresses set forth below and request a new proxy or voting instruction card. The last vote received before the Annual Meeting will be the one counted. You also may change your vote by voting virtually over the internet at the Annual Meeting.

Corporate Secretary
Ginger Triscele
25 Lake Avenue Ext.
Danbury, CT 06811-5286
Q:
What does it mean if I get more than one proxy or voting instruction card?

A:
If you get more than one proxy or voting instruction card, it means that your shares are registered in more than one way. Sign and return all proxy or voting instruction cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:
Who are the proxyholders named by the Board for the Annual Meeting?

A:
Matthew J. McNulty and Ginger Triscele were selected by the Board to serve as proxyholders for the Annual Meeting of stockholders voting on proxy or voting instruction cards. Each properly executed and returned proxy or voting instruction card will be voted by the proxyholders in accordance with the directions indicated thereon or, if no directions are indicated, in accordance with the recommendations of the Board.

Q:
Will my shares be voted if I do not provide my proxy?

A:
If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.

If your shares are held in the street name, under the NYSE rules, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm for the fiscal 2024 year. If a brokerage firm votes your shares on a routine matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. Your broker does not have discretionary authority to vote on “non-routine” matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.
Q:
How many shares must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be duly convened, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and shares held of record by a brokerage firm, bank or similar organization, or its nominee, pursuant to a signed proxy or voting instruction card that are voted on any matter are included in determining the number of shares present. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes.

Q:
What vote is needed to elect directors?

A:
At the Annual Meeting, directors will be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee’s election must exceed 50% of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Our By-Laws provide that the Board shall not nominate for election as director any nominee who has not agreed to offer, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such offer to resign by the Board. If a nominee fails to receive the required number of votes for reelection, the Board (excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept such incumbent director’s offer to resign through a process overseen by the Corporate Governance, Nominations and Sustainability Committee (and excluding the director in question from all Board and committee deliberations). The Board, in making its determination, may consider any factor it deems relevant.
If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and therefore will have NO EFFECT in determining whether the required majority vote has been attained.
Q:
Is there a list of stockholders entitled to vote at the Annual Meeting?

A:
The complete list of stockholders of record entitled to vote will be available for 10 days prior to the Annual Meeting, between the hours of 9:00 A.M. and 4:30 P.M. Eastern Time, at our principal executive offices at 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286, by contacting the Corporate Secretary, telephone (203) 743-8000.

Q:
What vote is needed to approve the other proposals?

A:
At the Annual Meeting, the affirmative vote of a majority of the shares present and entitled to vote thereon is required to approve Proposal 2: the approval, by non-binding advisory vote, of executive compensation of the Company’s Named Executive Officers, Proposal 3: the approval, by a non-binding advisory vote, the frequency of future advisory votes to approve the compensation of our named executive officers, and Proposal 4: the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the 2024 fiscal year.

If you do not instruct your broker how to vote with respect to Proposals 2 and 3, your broker may not vote with respect to the proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian.
•
Proposal 2—Abstentions will be counted as present for the purposes of a vote on Proposal 2, and therefore will count as a vote AGAINST Proposal 2. Broker non-votes will not be counted as present and will therefore have NO EFFECT on Proposal 2.

•
Proposal 3—Abstentions will be counted as present for the purposes of a vote on Proposal 3, and therefore will count as a vote AGAINST Proposal 3. Broker non-votes will not be counted as present and will therefore have NO EFFECT on Proposal 3.

•
Proposal 4—Abstentions will be counted as present for the purposes of a vote on Proposal 4, and therefore will count as a vote AGAINST Proposal 4. There will be no broker non-votes on Proposal 4, as any uninstructed shares may be voted in the broker’s discretion.

Approval of Proposal 2 regarding compensation of our Named Executive Officers and Proposal 3 regarding the frequency of future advisory votes on our Named Executive Officer compensation are advisory and will not be binding on the Board or the Company. However, the Board will review the voting results of the proposal and take them into consideration when making future decisions regarding executive compensation.
Q:
How will the votes be tabulated?

A:
The inspectors of election appointed for the Annual Meeting will tabulate the votes cast at the Annual Meeting and will determine whether a quorum is present.

Q:
How do I revoke a proxy?

A:
Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by telephone, Internet, receipt by the Corporate Secretary or inspectors of election of either an instrument revoking the proxy or a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting virtually over the Internet at the Annual Meeting.

If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the Annual Meeting.

If your shares are held in street name, there are special procedures that you must follow to revoke a proxy submitted via the Internet or by telephone or by marking, signing, and returning a vote instruction card.
•
Revoking your vote and submitting a new vote before the deadline of 11:59 p.m., Eastern Time, on November 8, 2023. You may revoke your proxy at any time and by any method before the deadline.

•
Revoking your vote and submitting a new vote after the deadline of 11:59 p.m., Eastern Time, on November 8, 2023. You must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

•
Revoking your vote and submitting a new vote by ballot at the Annual Meeting. You must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

If you receive more than one proxy or voting instruction card on or about the same time, it generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy or voting instruction card or, if you vote via the Internet or telephone, vote once for each proxy or voting instruction card you receive.
Q:
Where can I find the results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and announce final results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Q:
What is householding?

A:
“Householding” allows companies and intermediaries (e.g., banks, brokers, or other nominees) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. We rely on “householding” to permit us to deliver only one set of proxy materials to multiple stockholders of record who share an address unless we receive contrary instructions from any stockholder at that address. This program eliminates duplicate mailings, reduces printing and postage costs, and uses fewer natural resources. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your bank, broker, or other nominee us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you receive a single set of proxy materials as a result of householding and, at any time, you wish to receive a separate set of proxy materials, free of charge, or if you wish to opt out of householding for future mailings, please mail your request to Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury CT 06811-5286, attention: Corporate Secretary, or call us at (203) 743-8000.

Q:
How do I submit a proposal or nominate a director candidate for the 2024 Annual Meeting of Stockholders?

A:
Proposals under SEC Rule 14a-8. Stockholder proposals intended to be included in our proxy statement and voted on at our 2024 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received at our corporate headquarters at 25 Lake Avenue Ext., Danbury, CT 06811-5286, Attention: Corporate Secretary, on or before June 1, 2024 (120 days before the anniversary date of the first mailing of the Company’s proxy statement for the Annual Meeting). Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in the 2024 notice of Annual Meeting of Stockholders and the 2024 proxy statement.

Proposals of business or director nominations not included in proxy statement. Pursuant to our By-Laws and applicable SEC rules and regulations, in order for any business or director nomination not included in the proxy statement for the 2024 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than July 12, 2024 (120 days prior to November 9, 2024, the one-year anniversary of the Annual Meeting), nor later than August 11, 2024 (90 days prior to November 9, 2024); provided, however that in the event that less than 100 days’ notice or prior Public Announcement (as defined under Section 9.2 of the By-Laws) of the date of the annual meeting is given or made to stockholders, the notice of business must be received by the Company’s Secretary by not later than the close of business on the 10th day following the day on which such notice of the date the annual meeting was mailed or Public Announcement of the date of the annual meeting was made, whichever first occurs. The notice must contain the information required by our By-Laws. Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our By-Laws and must include the information in the notice required by our By-Laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees). The foregoing By-Law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in SEC Rule 14a-8 and referred to in the paragraph above. A copy of our By-Laws is available upon request to: Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811-5286, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.
Director nominations via proxy access. Our By-Laws also provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our proxy statement for an annual meeting of stockholders. These proxy access provisions of our By-Laws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include their director candidates in our proxy statement must own 3% or more of the Company’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any proxy statement cannot exceed 20% of the number of directors then serving on the Board but may be at least two directors. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size, the maximum number of proxy access candidates that we would be required to include in our proxy statement is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in the proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Ethan Allen Interiors Inc. Common Stock held by each nominating stockholder or group of stockholders. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting of stockholders must be received by our Corporate Secretary not less than 120 days and not more than 150 days prior to the anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such Public Announcement of the date of the annual meeting was made, whichever first occurs. For our 2024 Annual Meeting of Stockholders, notice must be received by not earlier than June 12, 2024, and not later than July 12, 2024. The nominating stockholder or group of stockholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws.
BY ORDER OF THE BOARD OF DIRECTORS
Ginger Triscele
Corporate Secretary
September 29, 2023

APPENDIX A—Reconciliation of GAAP and Non-GAAP Financial Measures
To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses non-GAAP financial measures including adjusted gross profit and margin, adjusted operating income, adjusted net income, adjusted diluted EPS, and adjusted return on equity. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below. These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with generally accepted accounting principles in the U.S., or U.S. GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and its prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with U.S. GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.
The following tables below show a reconciliation of non-GAAP financial measures used in this Proxy Statement to the most directly comparable GAAP financial measures (in millions, except per share data).
	Fiscal Year Ended June 30,
	2023	2022	2021
Adjusted Gross Profit / Gross Margin
GAAP Gross profit	$480.4	$484.7	$393.1
Adjustments (pre-tax) (1)	-	-	0.6
Adjusted Gross profit	$480.4	$484.7	$393.7
Adjusted Gross margin	60.7%	59.3%	57.5%

Adjusted Operating Income / Operating Margin
GAAP Operating income	$137.2	$138.3	$77.3
Adjustments (pre-tax) (1)	(3.7)	(4.0)	3.1
Adjusted Operating income	$133.5	$134.2	$80.3
Consolidated Net sales	$791.4	$817.8	$685.2
Adjusted Operating margin	16.9%	16.4%	11.7%

Adjusted Return on Equity
GAAP Net income	$105.8	$103.3	$60.0
Adjustments, net of tax (1)	(2.8)	(3.0)	0.1
Adjusted Net income	$103.1	$100.3	$60.1
Adjusted Diluted EPS	$4.03	$3.93	$2.37
Total Shareholders’ Equity beginning of fiscal year	$407.3	$351.4	$328.1
Total Shareholders’ Equity end of fiscal year	$471.0	$407.3	$351.4
Average Shareholders’ Equity	$439.2	$379.4	$339.7
Adjusted Return on equity	23.5%	26.4%	17.7%

(1) Adjustments to reported U.S. GAAP financial measures are as follows:
Inventory reserves and write-downs	$-	$-	$0.6
Optimization of manufacturing and logistics	-	-	0.1
Adjustments to gross profit	$-	$-	$0.6
Inventory reserves and write-downs	$-	$-	$0.6
Optimization of manufacturing and logistics	-	-	0.4
Gain on sale of property, plant and equipment	(0.3)	(5.4)	(0.5)
Gain on sale-leaseback transaction	(4.2)	-	-
Severance and other charges	0.8	1.0	0.4
Disposal of long-lived assets and lease exit costs	0.0	0.5	2.2
Adjustments to operating income	$(3.7)	$(4.0)	$3.1
Adjustments to income before income taxes	$(3.7)	$(4.0)	$3.1
Related income tax effects on non-recurring items (2)	0.9	1.0	(0.7)
Income tax expense from valuation allowance change	-	-	(2.2)
Adjustments to net income	$(2.8)	$(3.0)	$0.1

(2)
Calculated using a tax rate of 25.3%, 25.1% and 24.5% in fiscal 2023, 2022, and 2021 respectively.

SCAN TO VIEW MATERIALS & VOTE ETHAN ALLEN INTERIORS INC. VOTE BY INTERNET 25 LAKE AVENUE EXT. Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above DANBURY, CT 06811-5286 ATTN: GINGER TRISCELE Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 8, 2023 for shares held directly and by 7:00 a.m. Eastern Time on November 7, 2023 for shares held in the Ethan Allen Retirement Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ETH2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 8, 2023 for shares held directly and by 7:00 a.m. Eastern Time on November 7, 2023 for shares held in the Ethan Allen Retirement Savings Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V22818-P98721 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ETHAN ALLEN INTERIORS INC. The Board of Directors recommends you vote FOR each of the following Director Nominees. 1. Election of Directors Nominees: 1a. M. Farooq Kathwari 1b. Maria Eugenia Casar 1c. John J. Dooner, Jr. 1d. David M. Sable For Against Abstain The Board of Directors recommends you vote FOR the following proposal: To approve, by a non-binding advisory vote, executive compensation of the Company's Named Executive Officers. The Board of Directors recommends you vote 1 Year 1 Year on the following proposal: 3. To approve, by a non-binding advisory ! vote, the frequency of holding the advisory vote to approve Named Executive Officer compensation. For Against Abstain 2 Years 3 Years Abstain 1e. Tara I. Stacom 1f. Cynthia Ekberg Tsai The Board of Directors recommends you vote FOR the For Against Abstain following proposal: 4. To ratify the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the 2024 fiscal year. NOTE: To transact such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V22819-P98721ETHAN ALLEN INTERIORS INC.Annual Meeting of StockholdersNovember 9, 2023, 11:00 A.M. ESTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints Ginger Triscele and Matthew J. McNulty as proxies for the undersigned, and each of them, with full power of substitution in each of them to attend the Annual Meeting of Stockholders (the "2023 Annual Meeting") to be held virtually at www.virtualshareholdermeeting.com/ETH2023 on Thursday, November 9, 2023, at 11:00 A.M., EST, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the 2023 Annual Meeting and otherwise to represent the undersigned at the 2023 Annual Meeting with all powers possessed by the undersigned if personally present at the 2023 Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to the 2023 Annual Meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF EACH NOMINEE LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 4 AND "1 YEAR" ON PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE 2023 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is corporation, please sign in full corporate name by a duly authorized officer.Continued and to be signed on reverse side